As filed with the Securities and Exchange Commission on November 3, 2006

Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Plan Excel Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	33-0160389
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

420 Lexington Avenue

New York, New York

(212) 869-3000

(Address, including zip code, and telephone number,

 including area code, of registrant’s principal executive offices)

Steven F. Siegel, Esq.

Executive Vice President, General Counsel and Secretary

New Plan Excel Realty Trust, Inc.

420 Lexington Avenue

New York, New York 10170

(212) 869-3000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

J. Warren Gorrell, Jr., Esq.

David W. Bonser, Esq.
Hogan & Hartson L.L.P.
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

 If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
3.70% Convertible Senior Notes due 2026	$200,000,000	100%	$200,000,000	$21,400
Common stock, par value $0.01 per share	7,454,340(2)	—	—	— (3)
Totals	—	—	$200,000,000	$21,400

(1)       Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)       Represents the maximum number of shares of common stock of New Plan Excel Realty Trust, Inc. that could be issuable upon conversion of the notes at the maximum conversion rate of 37.2717 shares of common stock per $1,000 principal amount of notes. Pursuant to Rule 416 of the Securities Act, this registration statement also covers such additional shares of common stock that may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions of the notes.

(3)       Pursuant to Rule 457(i) of the Securities Act, there is no additional filing fee payable with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS

$200,000,000

New Plan Excel Realty Trust, Inc.

3.70% Convertible Senior Notes due 2026

and Common Stock Issuable Upon Conversion Thereof

We issued a total of $200 million aggregate principal amount of our 3.70% Convertible Senior Notes due 2026 in a private placement completed in September 2006. This prospectus covers resales of the notes and shares of our common stock issuable upon conversion of the notes. We will not receive any of the proceeds from the sale of the notes or the shares of the common stock by the selling securityholders.

The notes bear interest at the rate of 3.70% per year, payable on March 15 and September 15 of each year, beginning March 15, 2007.  The notes will mature on September 15, 2026. However, on or after September 20, 2011, we may redeem the notes in whole or in part for cash at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including additional interest, if any). We may not redeem the notes prior to September 20, 2011 except to the extent necessary to preserve our status as a real estate investment trust. On September 20, 2011, September 15, 2016 and September 15, 2021, as well as following the occurrence of certain change in control transactions prior to September 20, 2011, holders may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any).

The notes are convertible prior to the close of business on the second business day prior to the stated maturity date at any time on or after September 15, 2025 and also under the following circumstances: (i) if the closing sale price of our common stock reaches a specified threshold over a specified time period; (ii) if the trading price of the notes is below a specified threshold for a specified time period; (iii) if the notes have been called for redemption; (iv) upon the occurrence of the specified transactions described in this prospectus; or (v) if our common stock ceases to be listed on a U.S. national or regional securities exchange for 30 consecutive trading days. Upon conversion of notes, we will deliver cash and shares of our common stock, if any, with an aggregate value, which we refer to as the “conversion value,” equal to the conversion rate multiplied by the average price (as defined in this prospectus) of our common stock as follows: (i) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value; and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, shares of our common stock or a combination of cash and shares of our common stock.

The initial conversion rate for each $1,000 principal amount of notes is 30.5506 shares of our common stock. This is equivalent to an initial conversion price of approximately $32.73 per share of our common stock. For a discussion of the circumstances in which the conversion rate will be subject to adjustment, see “Description of Notes— Conversion Rate Adjustments” in this prospectus. In addition, if certain change in control transactions occur prior to September 20, 2011 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion.

The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness and are effectively subordinated to our secured indebtedness and to all liabilities and preferred equity of our subsidiaries.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.  The notes are designated for trading in The PORTAL(SM) Market of the National Association of Securities Dealers, Inc.  The notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL(SM) Market of the National Association of Securities Dealers.  Pursuant to a registration rights agreement, we agreed to file this shelf registration statement permitting the resale of the notes and shares of our common stock, if any, issued upon the conversion of the notes. If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes.

The selling securityholders identified in this prospectus may offer from time to time up to $200 million aggregate principal amount of the notes and our shares of common stock issuable upon conversion of the notes. The notes and the our shares of common stock may be offered in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal; or through a combination of such methods of sale. See “Plan of Distribution” on page 74 for additional information on the methods of sale.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXL.” On November 2, 2006, the last reported sale price for our common stock on the NYSE was $27.86 per share.

INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS, AS WELL AS THE RISK FACTORS RELATING TO OUR BUSINESS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FROM OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 3, 2006

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  The information appearing in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates or on other dates which are specified in those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more securityholders. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision.  You should also read and carefully consider the information in the documents we have referred you to in “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” below.  Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus.  Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to New Plan Excel Realty Trust, Inc. and, where appropriate, its subsidiaries, unless the context otherwise requires.  All references to “common stock” refer to our common stock, par value $.01 per share.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.  Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov.  You may read and copy our SEC filings at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.  In addition, we maintain an Internet website that contains information about us at http://www.newplan.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information.  The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering of the shares covered by this prospectus is completed; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•                  our Current Reports on Form 8-K, filed with the SEC on March 3, 2006, April 6, 2006, May 17, 2006, August 28, 2006, September 12, 2006 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on November 1, 2006), and September 19, 2006; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A dated July 30, 1993, filed under Section 12 of the Exchange Act and all amendments or reports filed with the SEC for the purpose of updating such description.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC or NYSE as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning our General Counsel at:

New Plan Excel Realty Trust, Inc.
420 Lexington Avenue
New York, New York 10170
(212) 869-3000
Attention: General Counsel

Readers should rely on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus.  Readers should not assume that the information in this prospectus and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•                  national or local economic, business, real estate and other market conditions, including the ability of the general economy to recover timely from economic downturns;

•                  the competitive environment in which we operate;

•                  property ownership and management risks;

•                  financial risks, such as the inability to obtain debt or equity financing on favorable terms;

•                  possible future downgrades in our credit rating;

•                  the level and volatility of interest rates and changes in the capitalization rates with respect to the acquisition and disposition of properties;

•                  financial stability of tenants, including the ability of tenants to pay rent, the decision of tenants to close stores and the effect of bankruptcy laws;

•                  the ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•                  governmental approvals, actions and initiatives;

•                  environmental/safety requirements and costs;

•                  risks of real estate acquisition and development, including the failure of pending developments and redevelopments to be completed on time and within budget and the failure of newly acquired or developed properties to perform as expected;

•                  risks of disposition strategies, including the failure to complete sales on a timely basis and the failure to reinvest sale proceeds in a manner that generates favorable returns;

•                  risks of joint venture activities; and

•                  other risks identified in the section titled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2005, and, from time to time, in reports we file with the SEC or in other documents that we publicly disseminate.

We are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the notes and the common stock into which the notes, in certain circumstances, are convertible. As a result, you should read this entire prospectus as well as the information incorporated herein by reference, carefully.  As used in this prospectus, unless the context otherwise requires, the terms “we,” “us” and “our” refer to New Plan Excel Realty Trust, Inc. and its subsidiaries.

The Company

We are one of the nation’s largest owners, managers and developers of community and neighborhood shopping centers. As of June 30, 2006, we owned interests in 480 properties in 39 states, including 305 wholly-owned properties and 175 properties held through unconsolidated joint ventures. The 480 properties include 463 community and neighborhood shopping centers with approximately 67.9 million square feet of gross leasable area (“GLA”), and 17 other related retail assets with approximately 1.1 million square feet of GLA. Our wholly-owned properties include 290 community and neighborhood shopping centers with approximately 41.2 million square feet of GLA, and 15 other related retail assets with approximately 1.1 million square feet of GLA. At June 30, 2006, the GLA for our total portfolio, excluding our pro rata share of joint venture properties, was approximately 89.7% leased and the GLA for our total portfolio, including our pro rata share of joint venture properties, was approximately 91.8% leased.

We are a self-administered and self-managed equity real estate investment trust, which we refer to as a REIT, that was formed in 1972 and is incorporated in Maryland. We maintain our principal executive offices at 420 Lexington Avenue, New York, New York 10170, where our telephone number is (212) 869-3000.

The Notes

This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see the section entitled “Description of Notes” in this prospectus.

In this portion of the summary, the terms “we,” “us” and “our” refer only to New Plan Excel Realty Trust, Inc. and not to any of our subsidiaries.

Issuer	New Plan Excel Realty Trust, Inc.

Notes Offered	$200 million aggregate principal amount of 3.70% Convertible Senior Notes due 2026.

Ranking of Notes

The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to all of our secured indebtedness (to the extent of the collateral securing the same) and to all liabilities and preferred equity of our subsidiaries.

Interest	The notes bear interest at a rate of 3.70% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2007.

Maturity	The notes will mature on September 15, 2026 unless previously redeemed, repurchased or converted in accordance with their terms prior to such date.

Redemption of Notes at Our Option

Prior to September 20, 2011, we may not redeem the notes except to preserve our status as a real estate investment trust for U.S. federal income tax purposes (a “REIT”). On or after September 20, 2011, we may redeem the notes in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date.

Repurchase of Notes at Each Holder’s Option on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part on September 20, 2011, September 15, 2016 and September 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to the repurchase date.

Repurchase of Notes at Each Holder’s Option Upon Certain Change in Control Transactions

If we undergo certain change in control transactions prior to September 20, 2011, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to the repurchase date.

Conversion Rights

Holders may convert their notes based on the applicable conversion rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after September 15, 2025 and also under any of the following circumstances:

•  during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per share of common stock in effect on the applicable trading day;

•  during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

• if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

• upon the occurrence of specified transactions described under “Description of Notes—Conversion Rights” in this prospectus; or

• if our common stock is not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

By delivering to the holder cash and common stock, if any, we will satisfy our obligation with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Conversion Rate

The initial conversion rate for each $1,000 principal amount of notes is 30.5506 shares of our common stock, payable in cash and, at our election, shares of our common stock, as described under “Description of Notes—Conversion Settlement” in this prospectus. This is equivalent to an initial conversion price of $32.73 per share of common stock. In addition, if certain change in control transactions occur prior to September 20, 2011 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional shares of our common stock based on the date such transaction becomes effective and the price paid per share of our common stock in such transaction as described under “Description of Notes—Conversion Rights—Make Whole Upon Certain Change in Control Transactions” in this prospectus. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends on our common stock in excess of our current regular quarterly cash dividend of $0.3125 per share, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes—Conversion Rate Adjustments” in this prospectus.

Conversion Settlement

Upon the conversion of notes we will deliver cash and, at our election, shares of our common stock, with an aggregate value, which we refer to as the “conversion value,” equal to the conversion rate multiplied by the average price of our common stock as follows: (i) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, shares of our common stock or a combination of cash and shares of our common stock. We refer to any cash delivered upon the conversion of notes as part of the net amount as the “net cash amount” and we refer to any shares of our common stock delivered upon the conversion of notes as the “net shares.” Any portion of the net amount that we elect to issue as net shares will be equal to the sum of the daily share amounts (calculated as described under “Description of Notes—Conversion Settlement” in this prospectus) for each trading day in the 10 consecutive trading-day period referred to below, except that we will pay cash in lieu of any fractional shares of common stock issuable, at our option, as net shares based on the average price of our common stock.

The “average price” of our common stock will be equal to the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion.

We will pay cash for the principal return and cash for fractional shares, and deliver net shares or pay the net cash amount, as applicable, to holders upon the conversion of their notes no later than the third business day following the last trading day of the 10 consecutive trading-day period referred to above.

Restrictions on Ownership

For us to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Internal Revenue Code” or the “Code”), the transfer of our capital stock, which includes the common stock issuable upon the conversion of the notes, is restricted and not more than 50% of the value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code. As a result, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Code, subject to limited exceptions, more than 9.8% (by value or by number of shares, whichever is more restrictive, except only by value in the case of any outstanding preferred stock) of the outstanding shares of each class or series of our capital stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our charter and bylaws. See “Restrictions on Ownership of Capital Stock” in this prospectus.

No Shareholder Rights for Holders of Notes	Holders of notes, as such, do not have any rights as our shareholders (including, without limitation, voting rights and rights to receive dividends or other distributions on our common stock).

Registration Rights

We have agreed to file with the SEC within 90 calendar days after the original issuance of the notes, and to use our reasonable best efforts to cause to become effective within 180 calendar days after the original issuance of the notes, a shelf registration statement, or otherwise make a shelf registration statement available, with respect to the resale of the notes and the common stock that may be issuable upon conversion of the notes. See “Description of Notes—Registration Rights; Additional Interest” in this prospectus.

If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes. See “Description of Notes—Registration Rights; Additional Interest” in this prospectus. This prospectus is part of the shelf registration statement filed pursuant to the terms of the registration rights agreement.

Trading

The notes are designated for trading on The PORTALSM Market. The notes sold using this prospectus, however, will no longer be eligible for trading on The PORTALSM Market. We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. Our common stock is listed on the NYSE under the symbol “NXL.”

Book-Entry Form

The notes are issued in book-entry only form and are represented by one permanent global certificate deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in a global certificate representing the notes are shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes—Book-Entry System.”

Use of Proceeds	We will not receive any proceeds from the sale by any selling securityholder of the notes or the shares of common stock offered by this prospectus.

Material Federal Income Tax Considerations

The notes and common stock that may be issuable upon conversion of the notes are subject to special and complex U.S. federal income tax rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and common stock into which the notes, in certain circumstances, are convertible. See “Material Federal Income Tax Considerations” in this prospectus.

Risk Factors

You should read carefully the “Risk Factors” beginning on page 6 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus, for certain considerations relevant to an investment in the notes and common stock into which the notes, in certain circumstances, are convertible.

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus, before making a decision to invest in the notes and common stock into which the notes, in certain circumstances, are convertible. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of the notes and common stock into which the notes, under certain circumstances, are convertible could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and in the documents incorporated herein by reference.

Risks Related to the Notes

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of June 30, 2006, we had outstanding approximately $155 million of secured indebtedness (exclusive of indebtedness of our consolidated subsidiaries). The provisions of the indenture governing the notes permit us to incur additional secured indebtedness in the future provided certain conditions are met. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full. Because the notes are not secured by any of our assets, it is possible that there will not be sufficient assets from which claims of holders of the notes can be satisfied.

The notes also are effectively subordinated to all unsecured and secured liabilities of, any preferred equity of and any guarantees issued by, our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and any preferred equity holders. As of June 30, 2006, the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) of our consolidated subsidiaries was approximately $413 million and our consolidated subsidiaries had no outstanding preferred equity. In addition, several of our subsidiaries guarantee amounts advanced under our $350 million revolving credit facility, under which $85 million was outstanding as of June 30, 2006, and our $150 million secured term loan, all of which was outstanding as of June 30, 2006. As of June 30, 2006, our share of the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and preferred equity of the entities which we account for under the equity method of accounting was approximately $172 million. The provisions of the indenture governing the notes do not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

We may not have the cash necessary to pay the principal return and any amount upon the conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions.

Upon a conversion of notes in accordance with their terms, we will be required to pay the principal return of such notes in cash. Furthermore, there may be circumstances that prevent the issuance of shares of our common stock for all or any portion of any net amount deliverable upon the conversion of notes, thereby requiring us to satisfy our net amount obligation in cash.  Holders of notes also have the right to require us to repurchase the notes for cash on September 20, 2011, September 15, 2016 and September 15, 2021 or upon the occurrence of certain change in control transactions prior to September 20, 2011. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any such cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the principal return and any such cash amount or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay the principal return and any such cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, would constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restricting our ability to make such payments and repurchases.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, be maintained.

There is currently no existing trading market for the notes. The notes are designated for training on The PORTALSM Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The PORTALSM Market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.  An active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all.  If the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including conversion conditions and the lack of financial covenants. Furthermore, even if the conversion conditions are met, since the conversion value of the notes is dependent on the closing sale price of our common stock, volatile or depressed market prices for our common stock are likely to have a similar effect on the trading prices of the notes. It is impossible to assure holders of notes that the closing sale price of our common stock in the future will not have an adverse effect on the trading prices of the notes.

Holders of notes are not entitled to any rights with respect to our common stock, but are subject to all changes affecting our common stock.

Holders of notes are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes are subject to all changes affecting our common stock. Holders of notes are entitled to the rights afforded our common stock only if, when and to the extent shares of our common stock are delivered to them upon conversion of their notes. For example, in the event that an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of our common stock upon the conversion of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The market price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•                  the extent of institutional investor interest in the company;

•                  the reputation of REITs generally and the reputation of REITs with portfolios similar to ours;

•                  the attractiveness of the securities of REITs in comparison to securities issued by other entities (including securities issued by other real estate companies);

•                  our financial condition and performance;

•                  the market’s perception of our growth potential and potential future cash dividends;

•                  changes in our revenues or earnings estimates or recommendations by securities analysts;

•                  publication of research reports about us or our industry by securities analysts;

•                  an increase in market interest rates, which may lead prospective investors to demand a higher distribution rate in relation to the price paid for our shares;

•                  strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•                  the passage of legislation or other regulatory developments that adversely affect us or our industry;

•                  speculation in the press or investment community;

•                  future sales of our common stock or securities convertible into our common stock;

•                  actions by institutional shareholders or hedge funds, including trading or hedging activity; and

•                  general economic and financial market conditions.

Holders who receive shares of our common stock upon the conversion of their notes will be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure converting holders that the market price of our common stock will not fall in the future.

The conditional conversion feature of the notes may prevent the conversion of notes prior to September 15, 2025. We also have the right to deliver all cash upon the conversion of notes and holders may not receive any shares of our common stock upon conversion.

The notes are convertible prior to the close of business on the second business day prior to the stated maturity date at any time on or after September 15, 2025 and also if the closing sale price of our common stock reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes—Conversion Rights” in this prospectus. If these conditions are not met, holders of notes will not be able to convert their notes prior to September 15, 2025 and therefore may not be able to receive the value of the consideration into which the notes would otherwise be convertible. In addition, even if such conditions are met, upon conversion of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to deliver any shares of our common stock upon the conversion of notes. Therefore, holders may not be able to obtain any benefits of future ownership of our common stock upon any such conversion and, in order to do so, would be required to incur the related transaction costs to purchase shares of our common stock with the cash consideration received upon such conversion, including a sufficient number of shares of our common stock that holders may require in order to cover any related short positions.

The premium payable on notes converted in connection with certain change in control transactions occurring prior to September 20, 2011 may not adequately compensate holders for the lost option time value of their notes as a result of any such change in control.

If certain transactions that constitute a change in control occur prior to September 20, 2011, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of the additional shares of our common stock will be determined based on the date on which the transaction becomes effective and the price paid per share of our common stock in such transaction, as described under “Description of Notes—Conversion Rights— Make Whole Upon Certain Change in Control Transactions” in this prospectus. While the number of additional shares of our common stock is designed to compensate holders for the lost option time value of the notes as a result of such transactions, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (i) such transaction occurs on or after September 20, 2011, or (ii) the price paid per share of our common stock in the transaction is less than $26.83 or equal to or in excess of $75.00, the conversion rate will not be increased. In no event will the number of shares of our common stock issuable upon the conversion of notes exceed 37.2717 per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per share of our common stock in the transaction.

The conversion rate of the notes may not exceed 37.2717 shares of our common stock per $1,000 principal amount of notes and may not be adjusted for all dilutive events.

The conversion rate of the notes may not exceed 37.2717 shares of our common stock per $1,000 principal amount of notes, subject to adjustment in certain cases. As a result, holders of the notes will not realize the benefits of an increase to the conversion rate otherwise described in this prospectus if such increase, together with previous increases, would result in the issuance of a number of shares of our common stock upon conversion in excess of such specified maximum amount.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital shares or cash to holders of our common stock and certain tender or exchange offers as described under “Description of Notes—Conversion Rate Adjustments” in this prospectus. The conversion rate will not be adjusted for other events, such as an issuance of our common stock for cash, that may adversely affect the trading price of the notes and our common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the conversion rate.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes.

If we issue common stock upon conversion of the notes, the conversion of some or all of the notes will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

The definition of a change in control requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that is not a change in control under the indenture.

The term “change in control,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a change in control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Upon conversion of their notes, holders may receive less consideration than expected because the value of our common stock may decline between the day that the conversion right is exercised and the day the value of our common stock is determined.

The conversion value that holders will receive upon conversion of their notes are determined on the basis of the closing sale price of our common stock on the NYSE for each of the 10 consecutive trading days beginning on the third trading day following the date the notes are tendered for conversion. Accordingly, if the price of our common stock decreases after the conversion right is exercised, the conversion value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of Notes—Conversion Settlement” in this prospectus, may:

•                  result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•                  reduce our liquidity because we will be required to pay the principal return in cash and the net amount, if any, may be paid, at our option, in cash as well;

•                  delay holders’ receipt of the proceeds upon conversion; and

•                  subject holders to market risk before receiving any shares upon conversion.

Ownership limitations in our charter and bylaws may impair the ability of holders to convert notes into shares of our common stock.

For us to continue to qualify as a REIT for U.S. federal income tax purposes, the transfer of our capital stock, which includes the common stock issuable upon the conversion of the notes, is restricted and not more than 50% of the value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code. As a result, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Code, subject to limited exceptions, more than 9.8% (by value or by number of shares, whichever is more restrictive, except only by value in the case of any outstanding preferred stock) of the outstanding shares of each class or series of our capital stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our charter and bylaws. See “Restrictions on Ownership of Capital Stock” and “Material Federal Income Tax Considerations—Requirements for Qualification As a REIT” in this prospectus.

U.S. Federal Income Tax Risks Related to the Notes

Certain of the possible adjustments to the conversion rate (or the failure to make certain adjustments to the conversion rate) may result in a deemed distribution from us to a holder of a note.

The conversion rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion rate of the notes are made, a holder may be deemed to have received a distribution from us. See “Material Federal Income Tax Considerations” in this prospectus.

The conversion of notes for cash and any shares of our common stock may be taxable for holders.

Upon any conversion of notes for cash and, at our election, any shares of our common stock, a holder may recognize gain or loss. See “Material Federal Income Tax Considerations” in this prospectus.

We may withhold on payments to non-U.S. holders of notes in a repurchase, redemption or conversion of notes for cash and any common stock.

We may be required to withhold U.S. federal income tax from any amount paid to non-U.S. holders of notes upon a repurchase, redemption or conversion of notes for cash or any shares of common stock. We also intend to withhold U.S. federal income tax from any amount paid to non-U.S. holders with respect to deemed distributions from us that may result in connection with certain adjustments made to the conversion rate of the notes. See “Material Federal Income Tax Considerations” in this prospectus.

THE COMPANY

We are one of the nation’s largest owners, managers and developers of community and neighborhood shopping centers. As of June 30, 2006, we owned interests in 480 properties in 39 states, including 305 wholly-owned properties and 175 properties held through unconsolidated joint ventures. The 480 properties include 463 community and neighborhood shopping centers with approximately 67.9 million square feet of gross leasable area (“GLA”), and 17 other related retail assets with approximately 1.1 million square feet of GLA. Our wholly-owned properties include 290 community and neighborhood shopping centers with approximately 41.2 million square feet of GLA, and 15 other related retail assets with approximately 1.1 million square feet of GLA. At June 30, 2006, the GLA for our total portfolio, excluding our pro rata share of joint venture properties, was approximately 89.7% leased and the GLA for our total portfolio, including our pro rata share of joint venture properties, was approximately 91.8% leased.

We are a self-administered and self-managed equity real estate investment trust, which we refer to as a REIT, that was formed in 1972 and is incorporated in Maryland. We maintain our principal executive offices at 420 Lexington Avenue, New York, New York 10170, where our telephone number is (212) 869-3000.

Focused Product Strategy

Our strategy is to own and manage a quality portfolio of commercial retail properties, primarily community and neighborhood shopping centers, which will provide increasing cash flow while protecting investor capital and providing potential for capital appreciation. We seek to implement this strategy by:

•                  aggressively managing, and where appropriate, redeveloping and upgrading our properties;

•                  selectively pursuing new development opportunities;

•                  selectively acquiring well-located commercial retail properties, primarily community and neighborhood shopping centers, either on an individual basis, in portfolio or corporate transactions, or through joint venture arrangements;

•                  effecting strategic asset dispositions and recycling the capital created by those transactions;

•                  providing retail real estate advisory services;

•                  seeking to reduce risk through geographic, tenant and retail format diversification of our portfolio; and

•                  continuing to maintain a strong and flexible financial position.

By focusing our portfolio primarily on community and neighborhood shopping centers with anchors and other tenants providing “everyday necessities,” we believe that our risk due to economic cycles is minimized.

Our ownership interests in real estate consist of our consolidated portfolio, which includes wholly-owned properties and properties consolidated in accordance with the provisions of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), and our unconsolidated joint venture portfolio, which includes properties owned by joint ventures in which we have an economic interest. By entering into strategic joint ventures with institutional investors and other partners, we are able to generate capital sources for redevelopment, new development and acquisitions, as well as creating opportunities to earn fees for property management, leasing and other related services. Our joint ventures may grow through acquisitions from third parties or direct purchases from us. We, together with our joint venture partners, apply similar operating, investing and capital strategies to the portfolios owned by our joint ventures as we do with respect to our consolidated portfolio.

Employees

As of June 30, 2006, we employed approximately 417 individuals (including executive, administrative and field personnel).

USE OF PROCEEDS

We will not receive any proceeds from the sale of the notes or the common stock into which the notes are, in certain circumstances, convertible.

RATIOS OF EARNINGS TO FIXED CHARGES

Our historical ratio of earnings to fixed charges for each of the periods indicated below was as follows:

	Six Months Ended	Year Ended December 31,
	June 30, 2006	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges	2.1	3.2	2.1	2.1	1.2	1.7

For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding preferred stock dividends and capitalized interest) to pretax income from continuing operations before adjustment for minority interest in income of consolidated partnership or equity in income of unconsolidated ventures plus distributions from equity investee. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the New York Stock Exchange under the symbol “NXL”. As of October 27, 2006, there were approximately 7,560 registered record holders of our common stock. The following table shows the high and low sales prices, as reported by the New York Stock Exchange composite tape, and the cash dividends declared per share of our common stock for the quarterly periods indicated below:

	High	Low	Cash Dividends Declared
2006:
Fourth quarter (through November 2, 2006)	$28.93	$26.67	$0.3125	(1)
Third quarter	27.75	24.35	0.3125
Second quarter	25.95	22.80	0.3125
First quarter	26.42	23.07	0.3125
2005:
Fourth quarter	$24.55	$20.18	$0.3125
Third quarter	28.65	22.39	3.3125	(2)
Second quarter	27.91	24.50	0.4125
First quarter	27.35	24.83	0.4125
2004:
Fourth quarter	$27.87	$24.50	$0.4125
Third quarter	26.66	23.09	0.4125
Second quarter	27.80	20.69	0.4125
First quarter	27.63	24.24	0.4125

(1)            For the fourth quarter of 2006, our board of directors declared a cash dividend of $0.3125 per share of common stock, payable on January 16, 2007 to common stockholders of record as of January 5, 2007.

(2)            Dividends declared for the third quarter 2005 include a special dividend of $3.00 per common share, which was paid on September 27, 2005 to common stockholders of record on August 25, 2005. In connection with the payment of the special dividend and the closing of a transfer of approximately $968 million of our assets to a joint venture, we reduced our regular quarterly dividend from $0.4125 per share of common stock to $0.3125 per share of common stock.

Distributions to stockholders are usually taxable as ordinary income, although a portion of the distribution may be designated as capital gain or may constitute a tax-free return of capital. Annually, we provide each of our stockholders a statement detailing distributions paid during the preceding year and their characterization as ordinary income, capital gain or return of capital.

We intend to continue to declare quarterly distributions. However, we cannot provide any assurance as to the amount or timing of future distributions. Under our existing credit facility and term loan, we are restricted from paying common stock dividends that would exceed 95% of our funds from operations during any four-quarter period, except as necessary to protect our REIT status.

DESCRIPTION OF NOTES

The following description summarizes certain terms and provisions of the notes, the indenture and the registration rights agreement that entered into in connection with the notes, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the indenture and the registration rights agreement, each of which we have previously filed with the SEC and which are incorporated herein by reference.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable. As used in this section, the terms “we,” “us” and “our” refer to New Plan Excel Realty Trust, Inc. and not to any of its subsidiaries. Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

General

The notes have been issued pursuant to an indenture, dated as of January 30, 2004, between us and U.S. Bank Trust National Association, as trustee, as supplemented by the first supplemental indenture thereto establishing the terms of the notes. We refer to the indenture, as supplemented by the first supplemental indenture thereto and as further amended, supplemented or modified from time to time, as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 100 Wall Street, 16th Floor, Corporate Trust Department, New York, New York 10005.

The notes are our senior unsecured obligations and rank equally with each other and with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. As of June 30, 2006, we had outstanding, exclusive of our consolidated subsidiaries, $975 million of senior unsecured indebtedness (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and approximately $155 million of secured indebtedness. As of June 30, 2006, our consolidated subsidiaries had outstanding an aggregate of approximately $413 million of liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and our share of the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and preferred equity of the entities which we account for under the equity method of accounting was approximately $172 million. Our consolidated subsidiaries had no outstanding preferred equity as of June 30, 2006. Several of our subsidiaries guarantee amounts advanced under our $350 million revolving credit facility and our $150 million secured term loan, under which $85 million and $150 million were outstanding, respectively, as of June 30, 2006. The provisions of the indenture governing the notes do not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future. See “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes” in this prospectus.

The notes are initially limited to the aggregate principal amount of $200 million. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional senior debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes are issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under “—Book-Entry System” in this prospectus.

Holders may present their notes for conversion at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible or exchangeable debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of shares if the conversion price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) will be subject to a U.S. federal withholding tax. See “Material Federal Income Tax Considerations” in this prospectus. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or conversion of notes.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in clause (a), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Interest

Interest on the notes accrues at the rate of 3.70% per year from and including September 19, 2006 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the February 28 or August 31 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we may be required to pay additional interest on the notes as provided under “—Registration Rights; Additional Interest” below.

Upon the conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the converting holder upon such conversion, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are converted after such record date and on or prior to such interest payment date. However, unless we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the related interest payment date, holders who surrender their notes for conversion after such record date and on or prior to such interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence shall not, however, apply to notes with overdue interest or additional interest due and owing at the time of the conversion, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on a converted note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note and after the related record date, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

The notes will mature on September 15, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “—Our Redemption Rights,” “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders Upon a Change in Control” below or (2) converted at a holder’s option as permitted under “—Conversion Rights” below. The notes are not entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We do not have the right to redeem any notes prior to September 20, 2011, except to preserve our status as a REIT. If, at any time, we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus unpaid interest (including additional interest, if any) accrued to the redemption date. In addition, on or after September 20, 2011, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest (including additional interest, if any) accrued to the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by such other method as it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we will not be required to:

•                  issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•                  register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If we call notes for redemption, a holder may convert its notes only until the close of business on the second business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “Conversion Rights—Conversion upon Notice of Redemption” below.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on September 20, 2011, September 15, 2016 and September 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is 30 days prior to the repurchase date until the close of business on the third business day prior to the repurchase date. Our repurchase obligation will be subject to certain additional conditions.

On or before the 30th day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•                  the repurchase price;

•                  the name and address of the trustee and any paying agent;

•                  that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•                  the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish that information in a newspaper of general circulation in The City of New York or on our web site, or through such other public medium as we deem appropriate at that time.

A holder’s notice electing to require us to repurchase notes must specify:

•                  if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•                  the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•                  that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•                  the name of the holder;

•                  the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•                  if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•                  the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must also comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•                  such notes will cease to be outstanding;

•                  interest on such notes will cease to accrue; and

•                  all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—We may not have the cash necessary to pay the principal return and any net amount upon the conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the repurchase right with respect to the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

Repurchase at Option of Holders upon a Change in Control

If a change in control occurs at any time prior to September 20, 2011, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date. If a change in control occurs on or after September 20, 2011, holders of notes will not have any right to require us to repurchase their notes, except as described under “—Repurchase at Option of Holders on Certain Dates” above.

Within 30 days after the occurrence of a change in control, we are obligated to give to the holders of the notes notice of the change in control and of the repurchase right arising as a result of the change in control and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the change in control or publish that information in a newspaper of general circulation in The City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.

To exercise its repurchase right, a holder of notes must deliver to the trustee prior to the close of business on the third business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. Such notice must state:

•                  if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•                  the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•                  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•                  the name of the holder;

•                  the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•                  if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•                  the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•                  such notes will cease to be outstanding;

•                  interest on such notes will cease to accrue; and

•                  all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “change in control” will be deemed to have occurred at the time that any of the following occurs:

•                  consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all of our outstanding shares of common stock are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

•                  any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us or any majority-owned subsidiary of ours or any employee benefit plan of ours or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our capital stock then outstanding entitled to vote generally in elections of directors; or

•                  during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12 month period constituted our board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors.

However, even if any of the events specified in the preceding three bullet points have occurred, except as indicated below, a “change in control” will not be deemed to have occurred if either:

(A)          the closing sale price of our common stock for any five trading days within (1) the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital shares, or (2) the period of 10 consecutive trading days ending immediately after the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price applicable to the notes on each of those trading days; provided, however, that the exception to the definition of “change in control” specified in this clause (A) shall not apply in the context of a “change in control” as described under “—Conversion Rights— Conversion Upon Specified Transactions” or “—Conversion Rights—Make Whole Upon Certain Change in Control Transactions” below; or

(B)           at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of common stock (or depositary receipts or other certificates representing common equity interests) traded on a national securities exchange or on an automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become exchangeable into such shares of common stock (or depositary receipts or other certificates representing common equity interests).

For purposes of these provisions “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of “change in control” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—We may not have the cash necessary to pay the principal return and any net amount upon the conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the repurchase right with respect to the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, do not have any rights as our shareholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

Conversion Rights

Subject to the restrictions on ownership of our common stock and the conditions described below, holders may convert their notes for cash and, if applicable, shares of our common stock initially at a conversion rate of 30.5506 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $32.73 per share of our common stock). The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus as the “conversion rate” and the “conversion price,” respectively, and will be subject to adjustment as described herein.

Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, shares of our common stock, if any, will be deemed to satisfy our obligation with respect to notes tendered for conversion. Accordingly, upon the conversion of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes tendered for conversion by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date or (2) with respect to overdue interest (including additional interest), if any overdue interest is due or owing at the time of conversion with respect to such notes.

If a holder converts its notes and we elect to deliver shares of our common stock, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of our common stock upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such shares of our common stock.

If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed and manually signed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The conversion agent will, on the holder’s behalf, convert the notes into cash and shares of our common stock, if any. Holders may obtain copies of the required form of the conversion notice from the conversion agent.

If a holder has already delivered a repurchase notice as described under either “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders upon a Change in Control” above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

Upon surrender of a note for conversion, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Holders may surrender their notes for conversion at the applicable conversion rate prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after September 15, 2025 and also under any of the following circumstances:

•                  during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of common stock in effect on the applicable trading day;

•                  during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

•                  if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•                  during prescribed periods upon the occurrence of specified transactions discussed below; or

•                  if our common stock is not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

“Closing sale price” of our common stock or other capital shares or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which our common stock or such other capital shares or similar equity interests or other securities are traded or, if our common stock or such other capital shares or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, in the principal other market on which our common stock is then traded.

Make Whole Upon Certain Change in Control Transactions

If a change in control occurs prior to September 20, 2011 as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth above under “—Repurchase at Option of Holders upon a Change in Control”) and a holder elects to convert its notes in connection with such change in control as described below under “—Conversion Rights—Conversion upon Specified Transactions,” we will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional shares of our common stock (the “additional change in control shares”) as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such a change in control if the notice of conversion of the notes is received by the conversion agent from and including the effective date of the change in control up to and including the 30th business day following the effective date of the change in control.

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in such transaction. If the holders of our common stock receive only cash in the change in control transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be the average of the closing sale prices of our common stock on the 10 consecutive trading days up to but excluding the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the conversion rate as set forth below under “—Conversion Rate Adjustments.”

The following table sets forth the stock price and number of additional change in control shares to be received per $1,000 principal amount of notes:

	Stock Price
Effective Date	$26.83	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00
September 19, 2006	6.7211	4.4633	2.3559	1.2604	0.6867	0.3801	0.2115	0.1167	0.0622	0.0355	0.0195
September 15, 2007	6.7211	4.4066	2.2109	1.1075	0.5557	0.2786	0.1356	0.0610	0.0285	0.0132	0.0052
September 15, 2008	6.7211	4.2665	1.9872	0.8984	0.3957	0.1645	0.0595	0.0198	0.0058	0.0009	0.0000
September 15, 2009	6.7211	4.0108	1.6483	0.6205	0.2085	0.0527	0.0087	0.0004	0.0000	0.0000	0.0000
September 15, 2010	6.7211	3.5431	1.0979	0.2513	0.0283	0.0002	0.0000	0.0000	0.0000	0.0000	0.0000
September 20, 2011	6.7211	2.7828	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table, in which case:

(1)           if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(2)           if the stock price is equal to or in excess of $75.00 per share of our common stock (subject to adjustment), no additional change in control shares will be issued upon conversion; and

(3)           if the stock price is less than $26.83 per share of our common stock (subject to adjustment), no additional change in control shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed 37.2717 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth below under “—Conversion Rate Adjustments.”

Conversion upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for conversion during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of our common stock in effect on the applicable trading day. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

Conversion upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchasers of the notes; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the conversion rate on such determination date.

The trustee has no obligation to determine the trading price of the notes unless we have requested such determination, and we have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes is less than 98% of the product of the closing sale price of our common stock and the conversion rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common stock and the conversion rate.

Conversion upon Notice of Redemption

A holder may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the notes are not otherwise convertible at such time. The right to convert notes will expire at that time, unless we default in making the payment due upon redemption. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for conversion until it has withdrawn such notice in accordance with the terms of the notes.

Conversion upon Specified Transactions

If we elect to:

•                  distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 45 days, shares of our common stock at less than the closing sale price of our common stock on the trading day immediately preceding the declaration date of such distribution; or

•                  distribute to all holders of our common stock assets, debt securities or certain rights to purchase our securities, which distribution has a per share value (as determined by our board of directors in good faith) exceeding 15% of the closing sale price of our common stock on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or an announcement that such distribution will not take place; provided, however, that a holder may not exercise this conversion right if the holder may participate, on an as-converted basis (assuming for this purpose that the notes are convertible solely into shares of our common stock at the then applicable conversion rate), in the distribution without conversion of the notes. The ex-dividend date is the first date upon which a sale of shares of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of the shares of our common stock to its buyer.

In addition, if we are a party to a consolidation, merger or binding share exchange pursuant to which all of our common stock would be exchanged for cash, securities or other property that is not otherwise a change in control, a holder may surrender its notes for conversion at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the anticipated effective time of such transaction).

If a change in control occurs as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth under “—Repurchase at Option of Holders Upon a Change in Control”), a holder will have the right to convert its notes at any time from and including the effective date of such transaction up to and including the 30th business day following the effective date of the transaction, subject to expiration of a holder’s conversion right with respect to any notes submitted for repurchase. We will notify holders as promptly as practicable following the date we publicly announce such change in control (but in no event later than five business days prior to the effective date of such change in control).

If we are a party to a consolidation, merger or binding share exchange (including, without limitation, by way of a recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) or a sale, lease or transfer to a third party of our and our subsidiaries’ assets substantially as an entirety) pursuant to which all of our common stock is exchanged for cash, securities or other property, then at the effective time of the transaction any conversion of notes and the conversion value will be based on, and determined by reference to, the kind and amount of cash, securities or other property that a holder of notes would have received if such holder had converted its notes into shares of our common stock immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes our common stock to be exchanged into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. If a change in control occurs prior to September 20, 2011 as a result of a transaction described in the first or second bullets of the definition thereof, we will adjust the conversion rate for notes tendered for conversion in connection with the transaction, as described above under “—Conversion Rights—Make Whole Upon Certain Change in Control Transactions.”

Conversion Upon Delisting of our Common Stock

A holder may surrender any of its notes for conversion at any time beginning on the first business day after our common stock has ceased to be listed on a United States national or regional securities exchange for a 30 consecutive trading-day period.

Conversion Settlement

Upon the conversion of notes, we will deliver, in respect of each $1,000 principal amount of notes tendered for conversion in accordance with their terms:

•                  cash in an amount (the “principal return”) equal to the lesser of (a) the principal amount of notes surrendered for conversion and (b) the conversion value, and

•                  if the conversion value is greater than the principal return, an amount (the “net amount”) in cash or shares of our common stock, at our option, with an aggregate value equal to the difference between the conversion value and the principal return as described in this prospectus.

We may elect to deliver any portion of the net amount in cash (which we refer to as the “net cash amount”) or shares of our common stock, and any portion of the net amount we elect to deliver in shares of our common stock (the “net shares”) will be the sum of the daily share amounts (calculated as described below) for each trading day during the applicable conversion period. Prior to the close of business on the second trading day following the date on which notes are tendered for conversion, we will inform holders of such notes of our election to pay cash for all or a portion of the net amount and, if applicable, the portion of the net amount that will be paid in cash and the portion that will be delivered in the form of net shares.

We will deliver cash in lieu of any fractional shares of common stock issuable in connection with payment of the net shares based upon the average price.

The “conversion value” for each $1,000 principal amount of notes is equal to (a) the applicable conversion rate, multiplied by (b) the average price.

The “applicable conversion period” means the 10 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion.

The “average price” is equal to the average of the closing sale prices of our common stock for each trading day in the applicable conversion period.

The “daily share amount” for each $1,000 principal amount of notes and each trading day in the applicable conversion period is equal to the greater of:

•                  zero; and

•                  a number of shares of our common stock determined by the following formula:

(closing sale price of our common stock on such trading day x applicable conversion rate)—($1,000 + net cash amount, if any)

10 x closing sale price of our common stock on such trading day

The conversion value, principal return, net amount, net cash amount and the number of net shares, as applicable, will be determined by us promptly after the end of the applicable conversion period. We will pay the principal return and cash in lieu of fractional shares, and deliver net shares or pay the net cash amount, as applicable, no later than the third business day following the last trading day of the applicable conversion period.

Conversion Rate Adjustments

The conversion rate shall be adjusted from time to time as follows:

(i)    If we issue shares of our common stock as a dividend or distribution on shares of our common stock to all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × OS1/OS0

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event CR1 = the new conversion rate in effect taking such event into account

OS0 = the number of shares of our common stock outstanding immediately prior to such event OS1 = the number of shares of our common stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii)   If we issue to all holders of our common stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of our common stock, or if we issue to all holders of our common stock securities convertible into our common stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of our common stock or a conversion price per share of our common stock less than the closing sale price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event CR1 = the new conversion rate taking such event into account

OS0 = the number of shares of our common stock outstanding immediately prior to such event

X = the total number of shares of our common stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the number of our shares of common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of our common stock for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, shares of our common stock at less than the applicable closing sale price of our common stock, and in determining the aggregate exercise or conversion price payable for such shares of our common stock, there shall be taken into account any consideration we receive for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(iii)  If we distribute capital shares, evidences of indebtedness or other assets or property of ours to all holders of our common stock, excluding:

(A)          dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,

(B)           dividends or distributions paid exclusively in cash, and

(C)           Spin-Offs described below in this paragraph (iii),

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × SP0/(SP0-FMV)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event CR1 = the new conversion rate taking such event into account

SP0 = the average of the closing sale prices of our common stock on the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

FMV = the fair market value (as determined in good faith by our board of directors) of the capital shares, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.

If we distribute to all holders of our common stock capital shares of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (a “Spin-Off”), the conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common stock entitled to receive such distribution will be adjusted based on the following formula:

CR1 = CR0 × (FMV0+MP0)/MP0

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event CR1 = the new conversion rate taking such event into account

FMV0 = the average of the closing sale prices of the capital shares or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off

MP0 = the average of the closing sale prices of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If we pay or make any cash dividend or distribution in respect of any of our quarterly fiscal periods (without regard to when paid) to all holders of our common stock in an aggregate amount that, together with other cash dividends or distributions paid or made in respect of such quarterly fiscal period, exceeds the product of $0.3 125 (the “Reference Dividend”) multiplied by the number of shares of our common stock outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × SP0/(SP0-C)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event CR1 = the new conversion rate taking such event into account

SP0 = the average of the closing sale prices of our common stock on the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

C = the amount in cash per share that we distribute to holders of our common stock in respect of such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if an adjustment to the conversion rate is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the Reference Dividend shall be deemed to be zero for purposes of determining the adjustment to the conversion rate as a result of such distribution.

The Reference Dividend shall be subject to adjustment in a manner that is inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the Reference Dividend for any adjustment made to the conversion rate pursuant to this paragraph (iv).

(v)   If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for shares of our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 x OS1))/(SP1 x OS0)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event CR1 = the new conversion rate taking such event into account

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of our common stock purchased in such tender or exchange offer

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 = the average of the closing sale prices of our common stock for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the determination of the average of the closing sale prices of our common stock for purposes of SP1 above. If we or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender or exchange offer but we or such subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

(vi)  Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (iv) or (v), in no event will the conversion rate exceed 37.2717 per $1,000 principal amount of notes, subject to adjustment pursuant to paragraphs (i), (ii) and (iii).

(vii) If we have in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we have elected to deliver net shares, in addition to such net shares, rights under our shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in any rights plan of ours have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common stock that we elect to deliver as net shares upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital shares, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend such applicable shareholder rights agreement to provide that upon the conversion of notes the holders will receive, in addition to the shares of our common stock that we elect to deliver as net shares upon such conversion, the rights which would have attached to such shares of common stock if the rights had not become separated from our common stock under such applicable shareholder rights agreement.

In addition to the adjustments pursuant to paragraphs (i) through (vii) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital shares (or rights to acquire shares of our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect in accordance with applicable law.

We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as-converted basis, in the transactions described above.

The applicable conversion rate will not be adjusted upon certain events, including but not limited to:

•                  the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•                  the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours;

•                  the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•                  a change in the par value of our common stock;

•                  accumulated and unpaid dividends or distributions; and

•                  as a result of a tender offer solely to holders of fewer than 100 shares of our common stock.

No adjustment in the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. If the adjustment is not made because the adjustment does not change the conversion price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

If certain of the possible adjustments to the conversion price of the notes are made, a holder may be deemed to have received a distribution with respect to our shares even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from us, from cash payments of interest and payments in redemption, repurchase or conversion of the notes. See “Material Federal Income Tax Considerations” in this prospectus.

Ownership Limit

For us to continue to qualify as a REIT for U.S. federal income tax purposes, the transfer of our capital stock, which includes the common stock issuable upon the conversion of the notes, is restricted and not more than 50% of the value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code. As a result, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Code, subject to limited exceptions, more than 9.8% (by value or by number of shares, whichever is more restrictive, except only by value in the case of any outstanding preferred stock) of the outstanding shares of each class or series of our capital stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for our common stock to the extent that receipt of such common stock would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our charter and bylaws. See “Restrictions on Ownership of Capital Stock” in this prospectus.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we are responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request within 20 business days of the effective date of any adjustment.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other corporation, provided that:

•                  either we are the continuing corporation or the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such successor corporation shall expressly assume all of our obligations under the indenture;

•                  if as a result of such transaction the notes become exchangeable into common stock or other securities issued by a third party, such third party assumes or fully and unconditionally guarantees all obligations under the notes and the indenture;

•                  immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or that subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•                  an officers’ certificate and legal opinion covering those conditions shall be delivered to the trustee.

Events of Default, Notice and Waiver

•                  The following events are “events of default” with respect to the notes:

•                  default for 30 days in the payment of interest (including additional interest, if any) on the notes;

•                  default in the payment of principal of any of the notes when the same becomes due and payable, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;

•                  default in the delivery when due of the conversion value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 10 days;

•                  our failure to provide notice of the occurrence of a change in control when required under the indenture;

•                  default in the performance of any other covenants contained in the indenture (other than a covenant expressly made inapplicable to the notes or added to the indenture solely for the benefit of another series of debt securities), which continues for 60 days after written notice as provided in the indenture;

•                  default in the payment of any recourse indebtedness of ours or of any subsidiary of ours the payment of which we have guaranteed which results in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within a specified period of time; and

•                  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or any Significant Subsidiary (as such term is defined in Regulation S-X promulgated under the Securities Act) of ours or for our property or the property of such Significant Subsidiary.

If an event of default occurs and is continuing, then other than in the case of an event of default described in the last bullet point above, the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the outstanding notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). If an event of default specified in the last bullet point above occurs, the principal amount of the outstanding notes will automatically become due and payable. However, at any time after such a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may rescind and annul such declaration and its consequences if (a) we shall have deposited with the trustee all required payments of the principal of and interest on the notes plus certain fees, expenses, disbursements and advances of the trustee and (b) all events of default, other than the non-payment of accelerated principal, with respect to the notes have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes, except a default

(x) in the payment of the principal of or interest on any note,

(y) in the delivery of amounts owing upon conversion of a note or

(z) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of all outstanding notes affected thereby.

The trustee is required to give notice to the holders of notes within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of notes of any default (except a default in the payment of the principal of or interest payable on any note or a default in the delivery of amounts owing upon conversion of a note) if specified responsible officers of the trustee consider such withholding to be in the interest of such holders.

The indenture provides that no holders of notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of, and interest on, notes at the respective due dates thereof or of the delivery of amounts owing upon conversion of notes.

Subject to provisions of the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of notes then outstanding unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of notes not joining therein.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers of ours, as to his or her knowledge of our compliance with all conditions and covenants of the indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of the indenture may be made with the consent of the holders of not less than a majority in principal amount of all notes outstanding under the indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such note affected thereby

•                  change the stated maturity of the principal of, or any installment of principal of or interest on, any such note;

•                  reduce the principal amount of, or the rate or amount of interest on, any such note;

•                  change the place of payment, or the coin or currency, for payment of principal of, or interest on, any such note;

•                  impair the right to institute suit for the enforcement of any payment on or with respect to notes or the delivery of the conversion value as required by the indenture upon the conversion of notes;

•                  make any change that impairs or adversely affects the rights of a holder to convert notes in accordance with the indenture;

•                  reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•                  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such note.

•                  The holders of not less than a majority in principal amount of notes outstanding under the indenture have the right to waive compliance by us with certain covenants in the indenture with respect to the notes.

Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of notes for any of the following purposes:

•                  to evidence the succession of another person to us as obligor under the indenture and the notes;

•                  to add to our covenants for the benefit of the holders of the notes or to surrender any of our rights or powers;

•                  to add events of default for the benefit of the holders of the notes;

•                  to secure the notes;

•                  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•                  to provide for conversion rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•                  to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters arising under the indenture which do not adversely affect the interests of holders of notes in any material respect; or

•                  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate discharge of notes, provided that such action will not adversely affect the interests of the holders of the notes in any material respect.

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, notes owned by us or any other obligor upon the notes or any affiliate of ours or of such other obligor will be disregarded.

The indenture contains provisions for convening meetings of the holders of notes. A meeting may be called by the trustee, by us, pursuant to a resolution adopted by our board of directors, or by the holders of not less than 10% in principal amount of the outstanding notes, in any such case upon satisfaction of any conditions and upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the notes outstanding; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the notes outstanding may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the notes outstanding. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the notes outstanding; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the notes outstanding, the persons holding or representing such specified percentage in principal amount of the notes outstanding will constitute a quorum.

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all notes outstanding affected thereby

•                  there shall be no minimum quorum requirement for such meeting, and

•                  the principal amount of the notes outstanding that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether on the stated maturity date, any redemption date or any repurchase date, or upon conversion or otherwise, cash or shares of our common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. The notes are not subject to defeasance or covenant defeasance.

Rule 144A Information

If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying shares of common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those notes or shares pursuant to Rule 144A.

Provision of Financial Information

We will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC the reports that we would be required to file with the SEC pursuant to Section 13 of the Exchange Act in respect of a security listed on a national securities exchange. In addition, we will file with the trustee and the SEC such additional reports as may be prescribed by the SEC from time to time.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

U.S. Bank Trust National Association is the trustee, registrar, conversion agent, bid solicitation agent and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry System

The notes have been issued in the form of one fully-registered global note in book-entry form, which has been deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes are entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an event of default under the indenture relating to the notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of notes advise DTC to cease acting as depositary for the notes or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC acts as securities depositary for the notes. The notes were issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee).

DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the conversion agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

We and the trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

We and the initial purchasers of the notes have entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed:

•                  to file with the SEC or otherwise have on file with the SEC, by the 90th day after the date we first issued the notes, a shelf registration statement to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we describe below for use with the shelf registration statement;

•                  to use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act, as promptly as practicable but in any event by the 180th day after the date we first issue the notes or otherwise make available for use by selling securityholders an effective shelf registration statement no later than such date; and

•                  to use our reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act, until there are no registrable securities outstanding.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 30 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions. We refer to any period during which we may prohibit offers and sales as a “suspension period.” We need not specify the nature of the event giving rise to a suspension in any notice to holders of the registrable securities of the existence of such a suspension.

“Registrable securities” means each note and any share of common stock issued upon conversion of the notes until the earlier of:

•                  the date the notes and any such shares of common stock have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; and

•                  the date when the notes or any such shares of common stock are eligible for sale by a holder that is not an affiliate of ours pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect.

Holders of registrable securities must deliver to us certain information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. Any holder that does not duly complete and deliver a questionnaire or provide the information it requires will not be named as a selling securityholder in the shelf registration statement and will not be permitted to sell any registrable securities held by that holder pursuant to the shelf registration statement. We cannot assure you that we will be able to maintain an effective and current shelf registration statement as required. The absence of an effective shelf registration statement is likely to limit a holder’s ability to sell its registrable securities and adversely affect the price, if any, at which it may sell its registrable securities.

If:

•                  the shelf registration statement is not filed with the SEC by the 90th day after the first issue date of the notes and we do not have on file with the SEC an effective shelf registration statement covering resales of the registrable securities;

•                  the shelf registration statement has not been declared effective under the Securities Act by the 180th day after the first issue date of the notes or an effective shelf registration statement covering resales of the registrable securities is otherwise not made available for use by selling securityholders by such date;

•                  a holder supplies the completed questionnaire described below after the effective date of the shelf registration statement or the date after which we first make available an effective shelf registration statement for use by selling securityholders, and we fail to supplement or amend the shelf registration statement, or file a new shelf registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

•                  the shelf registration statement is filed and has become effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional shelf registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than as a result of a requirement to file a post-effective amendment or prospectus supplement to the registration statement in order to make changes to the information in the prospectus forming part of the shelf registration statement regarding the selling securityholders or the plan of distribution, and (1) we do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or if a suspension period is then in effect, the tenth business day following the expiration of such suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act, or (2) if suspension periods exceed an aggregate of 30 days in any three-month period or an aggregate of 90 days in any 12-month period; or

•                  we fail to name as a selling securityholder, in the shelf registration statement or any amendment to the shelf registration statement, at the time it becomes effective under the Securities Act, or in any prospectus relating to the shelf registration statement, at the time we file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder within the prescribed time periods, then we will pay additional interest to each holder of notes then outstanding that constitute registrable securities who has provided to us the required selling securityholder information.  We refer to each event described in the bullet points above as a “registration default.”

Additional interest will accrue on the notes then outstanding that constitute registrable securities, from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

•                  an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and

•                  an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been converted. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on March 15 and September 15 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding February 28 and August 31, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the shelf registration statement effective under the Securities Act or on any note that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

We have agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the initial shelf registration statement by release through a reputable national newswire service; provided that if we designate a previously filed and effective shelf registration statement for use by holders of registrable securities, in lieu of the foregoing notice we will provide notice of our designation of such shelf registration statement and the date on which we will first make available for use by selling securityholders a prospectus thereunder. A holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date the initial shelf registration statement becomes effective may not be named as a selling securityholder in the shelf registration statement when it becomes effective and may not be able to use the shelf registration statement to resell registrable securities. Similarly, if we designate an effective shelf registration statement for use by selling securityholders, a holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date of the initial prospectus made available to selling securityholders may not be named as a selling securityholder in the prospectus and may not be able to use the shelf registration statement to resell registrable securities. However, in either case, such a holder of registrable securities may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to the prospectus relating to the shelf registration statement or, if required, file a post-effective amendment or a new shelf registration statement in order to permit resales of such holder’s registrable securities. However, if we receive the questionnaire during a suspension period, or we initiate a suspension period within five business days after we receive the questionnaire, then we will, except as described below, make the filing within ten business days after the end of the suspension period. We will not be required to file more than three such amendments or supplements for all holders during a fiscal quarter. If we file a post-effective amendment or a new shelf registration statement, then we will use our reasonable best efforts to cause the post-effective amendment or new shelf registration statement to be declared effective under the Securities Act, as promptly as practicable, but in any event by the 30th day in the case of a post-effective amendment and the 60th day in the case of a new shelf registration statement, after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement, as applicable.

If a holder does not deliver a duly completed questionnaire on or before the tenth business day before the effective date of the original shelf registration statement or on or before the tenth business day before the date the prospectus is first made available for use by selling securityholders, the holder could experience significant additional delay. To the extent that any holder of registrable securities identified in the shelf registration statement is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.

The specific provisions relating to the registration described above is contained in the registration rights agreement, which we previously filed with the SEC and which are incorporated herein by reference. This summary of the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement.

This prospectus is a part of the shelf registration statement filed pursuant to the terms of the registration rights agreement.

DESCRIPTION OF COMMON STOCK

The following description summarizes certain general terms and provisions of our common stock. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, which are incorporated herein by reference and will be provided to you upon request, and the Maryland General Corporation Law.

We have the authority to issue up to 250,000,000 shares of common stock, par value $0.01 per share. On October 27, 2006, we had approximately 103,286,001 shares of common stock outstanding.

Subject to the preferential rights of any other shares of capital stock, holders of our common stock are entitled to receive dividends when, as and if authorized and declared by our board of directors, out of funds legally available for distribution. Payment and declaration of dividends on the common stock and purchases of shares thereof by us may be subject to certain restrictions if we fail to pay dividends on any of our outstanding shares of preferred stock. Upon the distribution of assets in connection with our liquidation, dissolution or winding-up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of all our known debts and liabilities and subject to any preferential amounts owed with respect to any outstanding preferred stock. Subject to certain provisions of Maryland law and our charter and bylaws, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock (such as our 7.8% Series D Cumulative Voting Step-Up Premium Rate Preferred Stock, the holders of which have the right to vote with the holders of the common stock as though part of the same class), the holders of such shares will possess the exclusive voting power. Holders of common stock will not have cumulative voting rights in the election of directors, which means that holders of a majority of all of the shares of or voting with the common stock for the election of directors will be able to elect all of the directors to be elected by such holders if they choose to do so and, accordingly, the holders of the remaining common stock are unable to elect any directors. Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of common stock also will not have conversion, sinking fund, redemption, preference or exchange rights. Subject to the provisions of our charter regarding the restrictions on transfer and limitations on ownership of our common stock or preferred stock, shares of common stock have equal dividend, liquidation and other rights. The common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or other similar rights.

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 9.8% by value of our common stock or preferred stock. See “Restrictions on Ownership of Capital Stock.”

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

For us to continue to qualify as a REIT under the Internal Revenue Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See “Material Federal Income Tax Considerations.”

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. The charter prohibits any person from acquiring or holding, directly or indirectly, shares of our stock in excess of 9.8% (by value or by number of shares, whichever is more restrictive, except only by value in the case of any outstanding preferred stock) of the outstanding shares of each class or series of our stock (except in the case of our Series D Preferred Stock and Series E Preferred Stock, where the prohibition relates to the stated percentage of all outstanding Equity Stock (as defined and explained below) (the “Ownership Limit”). The number and value of shares of our outstanding common stock and preferred stock (collectively, the “Equity Stock”) is required to be determined in good faith, which determination shall be conclusive for all purposes hereof.

Our charter further prohibits (a) any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the Trust (as defined below), is required to notify us immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, upon receipt of a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel or other evidence satisfactory to the board of directors and upon at least 15 days’ written notice from a transferee prior to the proposed transfer that, if consummated, would result in the intended transferee beneficially owning shares in excess of the Ownership Limit, and upon such other conditions as the board of directors may direct, may exempt a person from the Ownership Limit (an “Excepted Holder”). In order to be considered by the board of directors as an Excepted Holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of the foregoing restriction will result in the automatic transfer of the share of stock causing such violation to the Trust (as defined below).

If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations (a “Purported Transferee”), then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the “Trust”) for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Purported Transferee shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the our charter) prior to the date of such violative transfer. Shares of stock held in the Trust shall be issued and outstanding shares of our stock. The Purported Transferee shall not benefit economically from ownership of any shares of stock held in the Trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution prior to our discovery that shares of stock have been transferred to the trustee of the Trust shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the Charitable Beneficiary. The Purported Transferee shall have no voting rights with respect to shares of stock held in the Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trust, the trustee of the Trust shall have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Transferee prior to our discovery that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the trustee of the Trust acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

The trustee of the Trust may transfer the shares of stock held in the Trust to a person, designated by the trustee, whose ownership of the shares will not violate the Ownership Limitation or other limitations set forth in our charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Purported Transferee and to the Charitable Beneficiary as follows. The Purported Transferee shall receive the lesser of (i) the price paid by the Purported Transferee for the shares or, if the Purported Transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in our charter) of such shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Purported Transferee shall be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of stock have been transferred to the Trust, such shares are sold by a Purported Transferee, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Transferee received an amount for such shares that exceeds the amount that such Purported Transferee was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee of the Trust upon demand.

In addition, shares of stock held in the Trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer resulting in a transfer to the Trust and (ii) the date that the board of directors determines in good faith that such transfer occurred. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold shall terminate and the trustee of the Trust shall distribute the net proceeds of the sale to the Purported Transferee.

All certificates representing shares of our common stock and preferred stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the federal tax code or the regulations promulgated thereunder) of the number or value of outstanding shares of Equity Stock, shall, within 30 days after January 1 of each year, give us written notice stating the name and address of such owner, the number of shares of each class and series of stock which the owner constructively or beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the Ownership Limit. In addition, each stockholder must provide to us upon demand such information as we may reasonably request in order to assess our continuing status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the Equity Stock or otherwise be in the best interest of our stockholders.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following discussion describes the material federal income tax considerations relating to (1) our taxation as a REIT, (2) the ownership, disposition, and conversion of the notes, and (3) the ownership and disposition of our common stock.

Because this is a summary that is intended to address only certain federal income tax considerations relating to the ownership and disposition of our securities, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•                  the tax consequences for you may vary depending on your particular tax situation;

•                  special rules that are not discussed below may apply to you if, for example, you are:

•                  a tax-exempt organization,

•                  a broker-dealer,

•                  a non-U.S. person,

•                  a trust, estate, regulated investment company, real estate investment trust, financial institution, insurance company or S corporation,

•                  subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”),

•                  holding the securities as part of a hedge, straddle, conversion or other risk-reduction or constructive sale transaction,

•                  holding the securities through a partnership or similar pass-through entity,

•                  a person with a “functional currency” other than the U.S. dollar,

•                  beneficially or constructively holding a 10% or more (by vote or value) beneficial interest in us,

•                  a U.S. expatriate, or

•                  otherwise subject to special tax treatment under the Code;

•                  this summary does not address state, local or non-U.S. tax considerations;

•                  this summary deals only with investors that hold the securities as a “capital asset,” within the meaning of Section 1221 of the Code; and

•                  this discussion is not intended to be, and should not be construed as, tax advice.

Special rules that may apply to the treatment of both a partnership that holds shares of our common stock or notes and any partner in such a partnership are not addressed in the discussion below. In particular, certain rules related to application of the FIRPTA tax and withholding tax rules as they relate to non-U.S. partners in partnerships (or non U.S. members in entities (such as, as a general matter, limited liability companies) taxed as partnerships for U.S. federal income tax purposes) are not addressed herein. The tax treatment of a partner in a partnership holding our stock or notes will generally depend upon the facts and circumstances applicable to that particular partnership and partner. If you are a partner of a partnership holding our stock or notes, you are urged to consult with your tax adviser regarding the tax consequences of the ownership and disposition of our securities.

The information in this section is based on the Code, current, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions. The reference to Internal Revenue Service interpretations and practices includes Internal Revenue Service practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the Internal Revenue Service concerning our qualification as a REIT or the other matters addressed herein. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the Internal Revenue Service or the courts, will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged. The discussion below is based in part upon recent legislation. As with all new legislation, there is some uncertainty as to the application of several provisions that affect REITs and their stockholders. In addition, some provisions of the new legislation require the IRS to issue certain substantive and procedural guidance. We cannot provide any assurance that administrative guidance issued after the date hereof will be consistent with our expectations or interpretations of the matters discussed herein.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the impact of your personal tax situation on the anticipated tax consequences of the ownership and sale of our securities. This includes the federal, state, local, foreign and other tax consequences of the ownership and sale of our securities, and the potential changes in applicable tax laws.

Taxation of the Company as a REIT

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification as a REIT.

We believe that each of the Company’s predecessor companies, New Plan Realty Trust and Excel Realty Trust, Inc., was organized and operated, commencing with the taxable years ended July 31, 1972 and December 31, 1987, respectively, in a manner so as to qualify for taxation as a REIT under the Code. We believe that our company is currently organized, and since the merger of the predecessor companies, has operated in a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. There can be no assurance, however, that we qualify or will remain qualified as a REIT.

The sections of the Code and the corresponding regulations that govern the federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual (or, in some cases, quarterly) operating results, the various requirements under the Code, as described in this discussion, with regard to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels, and the diversity of ownership of our stock. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we have satisfied such requirements or will continue to do so. For a discussion of the tax consequences of the failure to qualify as a REIT, see “—Taxation of the Company as a REIT—Failure to Qualify.”

In any taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. Stockholders generally will be subject to taxation on dividends that they receive (other than dividends designated as “capital gain dividends” or

“qualified dividend income”) at rates applicable to ordinary income instead of at lower capital gain rates. Qualification for taxation as a REIT enables the REIT and its stockholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. Regular corporations generally are subject to federal corporate income taxation on their income, and stockholders of regular corporations are subject to tax on dividends that are received. Currently, however, stockholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gains rates, which are lower for individuals than ordinary income rates, and stockholders of regular corporations who are taxed at regular corporate rates receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. Accordingly, income earned by a REIT and distributed currently to its stockholders generally will be subject to lower aggregate rates of federal income taxation than if such income were earned by a regular corporation, subjected to corporate income tax, and then distributed to stockholders and subjected to tax either at capital gains rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

While we generally are not subject to corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal income tax in certain circumstances, including the following:

(1)           We will be taxed at regular corporate rates on any “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

(2)           Under some circumstances, we (or our stockholders) may be subject to the “alternative minimum tax” due to our items of tax preference and alternative minimum tax adjustments.

(3)           If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

(4)           Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

(5)           If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either amount by which we fail either the 75% or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

(6)           We will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year (taking into account excess distributions made in prior years) at least the sum of:

•                  85% of our REIT ordinary income for the year,

•                  95% of our REIT capital gain net income for the year, and

•                  any undistributed taxable income from prior taxable years.

(7)           We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. stockholder in our common stock.

(8)           We will be subject to a 100% penalty tax on amounts received by us (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements among us, our tenants and/or a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

(9)           Under certain REIT savings provisions of the Code, we may be subject to a tax, which may be significant, if we fail to satisfy the asset tests in certain cases.

(10)         If we fail to satisfy a requirement under the Code the failure of which would result in the loss of our REIT status, other than a failure to satisfy a gross income test of asset test, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure due to reasonable cause and not willful neglect.

(11)         If we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our shares of common stock, and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty, or, if the failure is intentional, a $50,000 penalty.

(12)         If we acquire any assets from a regular corporation in a carry-over basis transaction, we will be liable for corporate income tax, at the highest applicable corporate rate, on the “built-in gain” with respect to those assets at the time we acquired them if we disposed of those assets within 10 years after we acquired them (provided no election is made for the transaction to be currently taxable). To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the regular corporation’s interest in the partnership. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. If we are subject to taxation on our REIT taxable income or are subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis from a regular corporation, a portion of the dividends we pay to our stockholders who are taxed as individuals during the following year may be subject to tax at reduced capital gains rates rather than at ordinary income rates. See “—Taxation of U.S. Holders of Our Common Stock—Distributions to Stockholders—Qualified Dividend Income.”

Furthermore, notwithstanding our status as a REIT, (a) we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes, (b) our subsidiaries that are not subject to federal income tax may have to pay state and local income taxes, because not all states and localities treat these entities in the same manner as they are treated for federal income tax purposes and (c) we and our subsidiaries may have to pay certain foreign taxes to the extent that we own assets or conduct operations in foreign jurisdictions. Moreover, each of our taxable REIT subsidiaries (as further described below) is subject to federal corporate income tax on its net income.

Requirements for Qualification As a REIT. The Code defines a REIT as a corporation, trust or association—

(1)           that is managed by one or more trustees or directors;

(2)           that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)           that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)           that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

(5)           the beneficial ownership of which is held by 100 or more persons;

(6)           not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

(7)           that makes an election to be taxed as a REIT, or has made such election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)           that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury regulations promulgated thereunder; and

(9)           that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year other than the first taxable year for which an election to become a REIT is made. For purposes of determining stock ownership under condition (6), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6). We believe that we have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, Article VII of our charter contains restrictions regarding the transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, and cannot avail ourselves of any statutory relief provisions, we will fail to qualify as a REIT (except as described in the next paragraph).

To monitor our compliance with condition (6) above, we are required to send annual letters to holders of stock requesting information regarding the actual ownership of the stock. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known, of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. If either New Plan Realty Trust or Excel Realty Trust, Inc., whose businesses were combined in a merger transaction on September 28, 1998 to form the Company, failed to qualify as a REIT throughout the duration of its existence, it might have had undistributed earnings and profits from a non-REIT year. If that were the case and either of the Company’s predecessor companies did not distribute such earnings and profits prior to the merger transaction, the Company might not qualify as a REIT. The Company believes that each of the predecessor companies qualified as a REIT and that, in any event, neither of the predecessor companies had any undistributed earnings and profits from a non-REIT year at the time of the merger transaction. Because we believe that we have qualified as a REIT at all times since the merger, we do not believe that we have any undistributed earnings and profits that are attributable to a non-REIT taxable year. However, the Internal Revenue Service could determine otherwise.

Qualified REIT Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to federal corporate income taxation, although it may be subject to state and local taxation in some states. We hold a significant portion of our assets through qualified REIT subsidiaries.

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a regular corporation in which we directly or indirectly own stock and that elects jointly with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any entity that is taxable as a regular corporation in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated.

The income and assets of our taxable REIT subsidiaries are not attributable to us for purposes of the conditions that we must satisfy in order to maintain our REIT status. Moreover, a taxable REIT subsidiary can perform services for our tenants that could not be performed directly by us or parties related to us without affecting our status as a REIT. Our taxable REIT subsidiaries include, without limitation, ERT Development Corporation and its corporate subsidiaries.

Income Tests. To qualify as a REIT, we must satisfy two gross income tests, which are applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or from some types of temporary investments. Income from investments relating to real property or mortgages on real property includes “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (a) dividends, (b) interest, and (c) gain from the sale or disposition of stock and securities. Our income for purposes of these tests includes our allocable share of all income earned by the entities in which we own an interest that are partnerships or disregarded entities for federal income tax purposes, and the subsidiaries of these entities that are partnerships or disregarded entities for federal income tax purposes. Our allocable share of the income from an entity that is treated as a partnership for federal income tax purposes is determined in accordance with our capital interest in that entity.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not fail to be treated as “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only permitted to directly provide services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Income received from any other service will be treated as “impermissible tenant service income” unless the service is provided through either an independent contractor that bears the expenses of providing the services and from whom we derive no revenue or a taxable REIT subsidiary, subject to specified limitations. The amount of impermissible tenant service income we receive is deemed to be the greater of the amount actually received by us or 150% of our direct cost of providing the service. If the impermissible tenant service income with respect to a property exceeds 1% of our total income from that property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from that property, the income will not cause the rent paid by tenants of that property to fail to qualify as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not and do not intend to:

•                  charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•                  rent any property to a related party tenant, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party tenant rule applicable to certain leases with a taxable REIT subsidiary;

•                  derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•                  directly perform services considered to be noncustomary or rendered to the occupant of the property.

We monitor the activities at our properties and believe that we have not provided services that will cause us to fail to meet the income tests. We intend to continue to monitor any services provided at, and the nonqualifying income arising from, each of our properties.

ERT Development Corporation, a taxable REIT subsidiary of ours, performs certain activities that cannot be performed by us, such as developing properties held by us in the ordinary course of business and earning fees relating to those activities that would not qualify as “good income” under the 75% and 95% tests. Our share of any dividends received from ERT Development Corporation and our other taxable REIT subsidiaries and from other corporations in which we own an interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends from those entities to cause us to exceed the limit on nonqualifying income under the 75% gross income test.

“Interest” generally will be nonqualifying income for purposes of the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of receipts or sales may still qualify under the gross income tests. We have received interest payments from ERT Development Corporation and other sources that will constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. We do not anticipate that these amounts of interest will affect our ability to qualify under the 75% gross income test.

We also earn management fees from our management of properties (i) held by joint ventures in which we are investors and (ii) held entirely by third parties. For purposes of the gross income tests, income we earn from management fees generally constitutes nonqualifying income. The portion of any management fees we earn in respect of management services which we provide to any of our joint ventures that is treated as a partnership for federal income tax purposes will, however, be disregarded as gross income to the extent of our interest in the joint venture. We do not anticipate that we will receive sufficient management fees to cause us to exceed the limit on nonqualifying income under the gross income tests. We will, however, monitor the level of the fees that we receive relative to our gross income generally, and take actions to ensure that the receipt of such fees does not cause us to fail to satisfy either of the gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, futures and forward contracts and other financial instruments. To the extent that we enter into a transaction in the normal course of our business primarily to manage the risk of interest rate changes, price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, any income or gain from the hedging transaction will be disregarded for purposes of the 95% income test, provided that we clearly and timely identify such hedging transaction in the manner required under the Code and the regulations promulgated thereunder. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

For purposes of the gross income tests, temporary investment income generally constitutes qualifying income if such income is earned as a result of investing new capital raised through the issuance of our shares or certain long-term debt obligations in stock and debt obligations during the 1-year period beginning on the date we receive the new capital.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests was due to reasonable cause and not due to willful neglect, and following identification of the failure, we file with the Internal Revenue Service a schedule describing each item of our gross income.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy either of the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If we fail to satisfy the 75% or 95% gross income test and these relief provisions do not apply, we will fail to qualify as a REIT. Even if these relief provisions applied, we would be subject to a penalty tax based on the amount of our non-qualifying income.

In addition to the 75% and 95% gross income tests, our predecessor companies had to meet a 30% gross income test for our taxable years that ended prior to January 1, 1998. The 30% gross income test required that short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years, apart from involuntary conversions and sales of foreclosure property, represent less than 30% of a company’s gross income, including gross income from prohibited transactions. We believe that our predecessor companies met the 30% gross income test for relevant years that ended prior to January 1, 1998. The 30% gross income test is not applicable for taxable years starting on or after January 1, 1998.

Prohibited Transactions Tax. Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of this type of gain realized by any partnership or limited liability company that is treated as a partnership for income tax purposes, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. However, we will not be treated as a dealer in real property for the purpose of the 100% tax if (i) we have held the property for at least four years for the production of rental income, (ii) capitalized expenditures on the property in the four years preceding sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year and substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income. The sale of more than one property to one buyer as part of one transaction constitutes one sale.

We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make sales of properties as are consistent with our investment objectives. However, not all of our sales will satisfy the “safe harbor” requirements described above. While we acquire and hold our properties with an investment objective and do not believe they constitute dealer property, we cannot provide any assurance that the Internal Revenue Service will not contend sales of our property are sales of dealer property and are subject to the 100% penalty tax.

In addition, we own parcels of land that are located adjacent to particular properties that are not necessarily required for use within the shopping center located at the property (referred to as “outparcels”). We may sell one or more of these outparcels from time to time. We believe that our infrequent sales of outparcels should not result in the outparcels being considered inventory or as held primarily for sale to customers in the ordinary course of our trade or business, but there is a risk that the Internal Revenue Service could contend otherwise, in which event the profit from such sales allocable to us would be subject to the 100% tax. If we determine that the anticipated level of activity with respect to the outparcels would be sufficient to cause such sales to be subject to 100% tax, we will hold and sell such parcels through a taxable REIT subsidiary. The taxable REIT subsidiary would be subject to a corporate level tax on its taxable income attributable to land sales, thereby reducing the amount of cash available for distribution by us.

Income from Foreclosure Property. If we acquire real property and personal property incident to such property through a foreclosure or similar process following a default on a lease of such property or a default on indebtedness owed to us that is secured by the property, and if we make a timely election to treat such property as “foreclosure property” under applicable provisions of the Code, net income we realize from such property generally will be subject to tax at the maximum federal corporate tax rate, regardless of whether we distribute such income to our shareholders currently or not. However, such income will nonetheless qualify for purposes of the 75% and 95% gross income test purposes even if it would not otherwise be qualifying income for such purposes in the absence of the foreclosure property election.

Asset Tests. At the close of each quarter of our taxable year, we must satisfy six tests relating to the nature of our assets. Our assets for purposes of these tests include our allocable share of all assets held by the entities in which we own an interest that are partnerships or disregarded entities for federal income tax purposes, and the subsidiaries of these entities that are partnerships or disregarded entities for federal income tax purposes, and generally do not include the equity interests in these entities. For purposes of the asset tests other than the 10% value test, an allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with the capital interests in that entity. For purposes of the 10% value test, an allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with the total securities (including debt securities) owned in that entity other than certain securities specified in the Code.

(1)               At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items, and government securities. Real estate assets include, mortgages secured by real estate assets, shares of other REITs, and stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or long-term debt.

(2)               Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

(3)               Except for securities described in (1) above and securities in taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

(4)               Except for securities described in (1) above and securities in taxable REIT subsidiaries, we may not own more than 10% of any one issuer’s outstanding voting securities.

(5)               Except for securities described in (1) above, securities in taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

(6)               Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Until July 1, 2001, we owned 100% of the non-voting preferred stock and none of the voting common stock of ERT Development Corporation. In addition, we owned notes issued by ERT Development Corporation. In July 2001, we acquired the voting common stock of ERT Development Corporation and, in 2002, all outstanding loans owed by ERT Development Corporation to the Company were converted to equity. ERT Development Corporation has made an election to be treated as a taxable REIT subsidiary effective as of January 1, 2001. We believe that the securities of ERT Development Corporation comprised less than 5% of our total assets and that we owned less than 10% of the voting securities of ERT Development Corporation for all periods before January 1, 2001. For all periods prior to January 1, 2001, there can be no assurance, however, that the Internal Revenue Service might not contend (1) that the value of the securities of ERT Development Corporation held by us (excluding any loans secured by mortgages that qualify as “real estate assets”) exceeded the 5% value limitation, (2) that the non-voting stock of ERT Development owned by us should be considered “voting stock” for purposes of the asset tests, or (3) that we otherwise should be considered to have owned more than 10% of the voting stock of ERT Development Corporation.

We believe that the aggregate value of our securities in ERT Development Corporation, together with all other assets that do not qualify for purposes of the 75% test, does not exceed 25% of the total value of our assets. We cannot ensure, however, that the Internal Revenue Service will not contend that our share of the aggregate value of these assets exceeds the 25% value limitation.

In addition, we believe that the value of the securities we hold of ERT Development Corporation, together with any securities that we hold of the other taxable REIT subsidiaries, does not exceed, in the aggregate, 20% of the total value of our assets. We cannot ensure, however, that the Internal Revenue Service will not contend, or be unsuccessful if it did contend, that the aggregate value of such securities when taken together exceeds the 20% value limitation for taxable REIT subsidiaries.

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, the Code specifically provides that the following types of debt will not be taken into account as securities for purposes of the 10% value test: (1) securities that meet the “straight debt” safe harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rents from real property; (4) rental agreements described in Section 467 of the Code (other than such agreements with related party tenants); (5) securities issued by other REITs; (6) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test; (7) any debt not otherwise described in this paragraph that is issued by a partnership, but only to the extent of our interest as a partner in the partnership; (8) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (9) any other arrangement described in future Treasury regulations.

Debt will meet the “straight debt” safe harbor if (1) neither we, nor any of our taxable REIT subsidiaries, own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Internal Revenue Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe the value of the securities that we own, including unsecured debt but excluding any equity interest in a partnership, does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation (taking into account the considerations described above). With respect to our compliance with each of these asset tests, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determinations.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.

Furthermore, for our taxable years beginning after December 31, 2004, the failure to satisfy the asset tests in certain cases can be remedied after the 30-day cure period. If the total value of the assets that caused a failure of the 5% test, the 10% voting securities test or the 10% value test does not exceed the lesser of 1% of our assets at the end of the relevant quarter and $10,000,000, we can cure the failure by disposing of sufficient assets to cure the violation within six months following the last day of the quarter in which we first identify the failure of the asset test. For any other violation of the asset tests we can avoid disqualification as a REIT if the violation is due to reasonable cause, we dispose of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence, and we file in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets. In connection with a violation described in the previous sentence, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets. The applicable Treasury Regulations are yet to be issued. It is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions to avoid disqualification as a REIT.

We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within the applicable time period after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within the applicable time period, we could fail to qualify as a REIT.

Annual Distribution Requirements. To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•                  the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of our net income after tax, if any, from foreclosure property, minus

•                  the sum of certain items of non-cash income.

Distributions must generally be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

Furthermore, we will incur a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

We believe that we have made, and intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements. In that event, we may have to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements. We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines.

Failure to Qualify. For our taxable years beginning after December 31, 2004, if we do not comply with one or more of the conditions required for qualification as a REIT (other than the asset tests and the income tests that have the specific savings clauses discussed above in “—Requirements for Qualification As a REIT—Asset Tests” and “—Income Tests”), we can avoid disqualification of our REIT status by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and the statutory relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be required and, if made, will not be deductible by us. As a result, our failure to qualify as a REIT would significantly reduce both the cash available for distribution by us to our stockholders and our earnings. In addition, all of our distributions to our stockholders, to the extent of our current and accumulated earnings and profits, will be taxable as regular corporate dividends, which means that stockholders taxed as individuals currently would be taxed on those dividends at capital gains rates and corporate stockholders generally would be entitled to a dividends received deduction with respect to such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Investments in Partnerships

General. We have an interest in one or more partnerships or limited liability companies that may involve special tax considerations. These tax considerations include the following:

•                  the allocations of income and expense items of the subsidiary partnerships or limited liability companies, which could affect the computation of our taxable income;

•                  the status of each subsidiary partnership and limited liability company as a partnership or an entity that is disregarded for income tax purposes (as opposed to an association taxable as a corporation) for income tax purposes; and

•                  the taking of actions by any of the subsidiary partnerships or limited liability companies that could adversely affect our qualification as a REIT.

We believe that our subsidiary partnerships and limited liability companies, other than any limited liability companies that have made an election to be treated as a corporation for federal income tax purposes and that have also made an election to be treated as a taxable REIT subsidiary of ours, will be treated for income tax purposes as partnerships (and not as associations taxable as corporations). If one or more of these subsidiary partnerships or limited liability companies were to be treated as a corporation, it would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change, which could preclude us from satisfying the asset tests and possibly the income tests, and in turn prevent us from qualifying as a REIT.

Ownership of Partnership Interests by a REIT. A REIT that is a partner in an entity treated as a partnership for income tax purposes generally will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income, determined in accordance with the REIT’s capital interest in the partnership.

The assets and gross income of a partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Thus, our proportionate share of the assets and items of income of these partnerships and limited liability companies is treated as our assets and items of income for purposes of applying the asset and income tests. We have direct control of many of the entities in which we own an interest that are treated as partnerships for income tax purposes. We have operated such partnerships and intend to continue to operate such partnerships in a manner that is consistent with the requirements for qualification as a REIT. We have also monitored the partnerships that we do not directly control and intend to continue to monitor such partnerships to confirm that such partnerships have been operated and continue to be operated in a manner that is consistent with our qualification as a REIT.

Tax Aspects of Our Investments in ERT Development Corporation and Other Taxable REIT Subsidiaries

Our taxable REIT subsidiaries, such as ERT Development Corporation, do not qualify as REITs and therefore pay federal, state and local income taxes on their net income at normal corporate rates. To the extent that our taxable REIT subsidiaries pay such taxes, the cash available for distribution to stockholders is reduced accordingly. However, to the extent that our taxable REIT subsidiaries pay dividends to us in a particular calendar year, dividends received by our individual stockholders during that year attributable to those distributions will be eligible to be subject to taxation at reduced capital gains rates, rather than at ordinary income rates. See “—Taxation of U.S. Holders of Our Common Stock—Distributions to Stockholders—Qualified Dividend Income.”

Certain restrictions are imposed on taxable REIT subsidiaries to ensure that such entities will be subject to an appropriate level of federal income taxation. For example, our taxable REIT subsidiaries may not deduct interest payments made in any year to us to the extent that such payments exceed, generally, 50% of their adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that later year). In addition, any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for payments to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for any of the safe harbor provisions contained in the Code.

We anticipate that any fees paid to a taxable REIT subsidiary of ours for tenant services will reflect arm’s-length rates or satisfy one or more of the safe-harbor provisions described in the Code. Nevertheless, these determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion and we did not satisfy any of the safe harbor provisions described above, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Our ownership of the securities of taxable REIT subsidiaries is currently subject to certain asset tests. These tests restrict the ability of ERT Development Corporation and our other taxable REIT subsidiaries to increase the size of their businesses unless the value of our assets increases at a commensurate rate. See “—Taxation of the Company As a REIT—Requirements for Qualification As a REIT—Asset Tests,” above.

Taxation of Holders of Notes and Our Common Stock

As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our securities described in this discussion that is for United States federal income tax purposes:

(1)                                  a citizen or resident alien individual, as defined in Section 7701(b) of the Code, of the United States;

(2)                                  a corporation or other entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

(3)                                  an estate the income of which is subject to United States federal income taxation regardless of its source; or

(4)                                  in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons or a trust that was both treated as a domestic trust on August 19, 1996 and in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of our securities described in this discussion, other than a partnership or other entity treated as a partnership for federal income tax purposes, that is not a U.S. holder.

In the case of a partnership that holds our securities, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of our securities.

Taxation of U.S. Holders of Notes

Scope of Discussion. This general discussion of certain U.S. federal income tax consequences applies to you if you are a U.S. holder and you hold the notes as capital assets for U.S. federal income tax purposes.

Original Issue Discount. If the issue price of a note is less than its stated redemption price at maturity (‘‘SRPM’’), then the note will be treated as being issued with original issue discount (‘‘OID’’) for U.S. federal income tax purposes unless the difference between the note’s issue price and its SRPM is less than a statutory de minimis amount (one fourth of one percent of the SRPM of the note times the number of complete years from issuance to maturity). For these purposes, the maturity of the note will be determined assuming that the notes will be repurchased by us on September 20, 2011. Generally, the ‘‘issue price’’ of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The SRPM of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments). Alternatively, if a note is issued with an amount of discount that is less than the statutory de minimis amount, then the amount of discount will be reportable as capital gain if and when it is received or the note is sold. Based upon the foregoing, we believe that the notes will not be treated as having been issued with OID for U.S. federal income tax purposes.

If the notes are issued with OID, a U.S. holder of a note will have to report annually the OID as income as it accrues, based on a constant yield method (which includes at least annual compounding) and regardless of the U.S. holder’s regular method of tax accounting. In general, the amount of OID included in income by a U.S. holder of a note will equal the sum of the daily portions of OID with respect to such note for each day during the taxable year (or portion of the taxable year) on which such U.S. holder held such note. The “daily portion” of OID on any note is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. An “accrual period” may be of any length and the accrual periods may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to each accrual period is generally equal to the difference between (i) the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is the sum of the issue price of the note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the note that were not qualified stated interest payments. Thus, the OID income on a note will be taxable before it is received in cash.

In applying the constant yield method, the first step requires a determination of the debt instrument’s yield and maturity. The yield and maturity of a debt instrument will be determined by taking into account certain unconditional options that the holder or issuer of the debt instrument has to require payments to be made on the debt instrument under an alternative payment schedule. For these purposes, if a holder has an option to put the debt instrument to the issuer, that option will be deemed exercised if it would maximize the yield on the debt instrument. Holders of the notes may require us to repurchase their notes on September 20, 2011 (and certain later dates), for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest accrued to the repurchase date. If the notes are treated as having been issued with OID, the yield on the notes would be maximized by the holder requiring us to repurchase the notes on September 20, 2011, and therefore, only for purposes of computing OID, the yield and maturity of the notes will determined assuming that the notes will be repurchased by us on September 20, 2011. If in fact a holder does not require us to repurchase a note for cash on such date, solely for purposes of calculating OID, the note would be treated as if it were redeemed, and a new note were issued, on such date for an amount equal to the adjusted issue price of the note on that date.

Payments of Stated Interest. Stated interest on a note generally will be included in the income of a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s regular method of tax accounting.

Additional Interest. If we fail to comply with specified obligations under the registration rights agreement, such non-compliance may result in the payment of additional interest in the manner described under ‘‘Description of Notes—Registration Rights; Additional Interest.’’ In general, when the amount or timing of any additional payments on a debt instrument is contingent, such debt instrument could be subject to special rules that apply to contingent payment debt instruments. We intend, however, to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of additional interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments will be made are ‘‘remote’’ or ‘‘incidental’’ contingencies, within the meaning of applicable Treasury Regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Market Discount. In the case of a note that is issued with OID, if a U.S. holder purchases a note after original issue for an amount that is less than its ‘‘revised issue price’’ (generally its issue price plus accrued OID), then the U.S. holder will be treated as having purchased such note at a ‘‘market discount,’’ unless such market discount is less than a de minimis amount (one-fourth of one percent of the SRPM of the note times the number of complete years to maturity after the U.S. holder acquires the note). In the case of a note that is issued without OID, if a U.S. holder purchases the note for an amount that is less than its SRPM, then the U.S. holder will be treated as having purchased the note at a ‘‘market discount,’’ unless such market discount is less than a de minimis amount (as described in the immediately preceding sentence).

Under the market discount rules, a U.S. holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, conversion, repurchase, retirement, or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer. A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

Acquisition Premium. A U.S. holder’s interest in a note will be purchased with acquisition premium if the U.S. holder’s initial basis in the note exceeds the adjusted issue price (generally, the issue price plus accrued OID) of the note, but not its SRPM. Acquisition premium reduces (but does not eliminate) the amount of any OID that the U.S. holder would otherwise have to include in income.

Amortizable Bond Premium. If a U.S. holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, then such U.S. holder will be considered to have purchased the debt instrument with ‘‘amortizable bond premium.’’ In general, amortizable bond premium with respect to any convertible debt instrument (such as a note) will be equal in amount to the excess, if any, of the tax basis (reduced as set forth in the following sentence) over the sum of all amounts payable on the debt instrument other than qualified stated interest. For this purpose only, a U.S. holder’s tax basis in a convertible debt instrument is reduced by an amount equal to the value of such U.S. holder’s option to convert the convertible debt instrument for other property (such as our shares of common stock); the value of this option may be determined under any reasonable method. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the ‘‘redemption date’’) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, then the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. holder’s ‘‘adjusted acquisition price,’’ which is an amount equal to the U.S. holder’s basis in the debt instrument (as determined under the applicable Treasury regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

A U.S. holder may elect to amortize bond premium on a debt instrument over the remaining term of the debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Election to Include All Interest in Income Using a Constant Yield Method. All U.S. holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

Conversion of Notes. In the event we satisfy the conversion obligation in part with cash and in part with common stock, (and such cash is not delivered merely in lieu of a fractional share), we intend to take the position (and the following discussion assumes) that the conversion will be treated as a recapitalization for United States federal income tax purposes, although the matter is uncertain. Assuming such treatment, a U.S. holder will recognize gain realized in the exchange to the extent of cash received (other than amounts attributable to accrued but unpaid stated interest which will be taxable as ordinary income), but no loss will be recognized on such conversion. The U.S. holder’s tax basis in the common stock permitted to be received tax-free will equal the U.S. holder’s tax basis in the corresponding note less the amount of cash received (other than amounts attributable to accrued but unpaid stated interest) plus the amount of gain recognized on the conversion. The U.S. holder’s holding period for the common stock received will include the holding period for the corresponding note. If the conversion were not treated as a recapitalization, the cash payment received on conversion would be treated as proceeds from a sale of a portion of the note, and taxed in the manner described under “—Sale, Redemption or Exchange of Notes” below. In such case, the U.S. holder’s tax basis in the note would be allocated pro rata between the common stock and cash received, in accordance with their fair market value. U.S. holders are urged to consult their tax advisors regarding the tax treatment of the receipt of cash and our common stock for notes upon conversion.

Alternatively, in the event that we decide to satisfy the conversion obligation entirely in cash, a U.S. holder will recognize gain or loss equal to the difference between the proceeds received by such U.S. holder (excluding amounts allocated to interest) and the holder’s adjusted tax basis in the note. See “— Sale, Repurchase, Redemption or Exchange of Notes” below.

Adjustment of Conversion Rate. The conversion rate of the notes is subject to adjustment under certain circumstances (see “Description of the Notes—Conversion Rate Adjustments”). Certain adjustments to (or the failure to make such adjustments to) the conversion rate of the notes that increase a U.S. holder’s proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to the holder, whether or not the holder ever converts the notes. This could occur, for example, if the conversion rate is adjusted to compensate holders of notes for distributions of cash or property to our stockholders. Such constructive distribution will be treated as a dividend for tax purposes, resulting in ordinary income, to the extent of our current or accumulated earnings and profits. For the treatment of distributions, see the section below entitled “Taxation of U.S. Holders of Our Common Stock—Distributions to Stockholders” and “Taxation of Tax-Exempt Holders.” As a result, U.S. holders of notes could have taxable income as a result of an event pursuant to which they receive no cash or property. Generally, a U.S. holder’s tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion rate of the notes that increases the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, then such increase in the proportionate interest of the holders of the common stock generally will be treated as a constructive distribution to such holders of common stock, taxable as described above.

Sale, Repurchase, Redemption or Exchange of Notes. A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a note in a sale, repurchase, redemption or exchange. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the U.S. holder (other than proceeds attributable to accrued but unpaid stated interest) and the U.S. holder’s adjusted tax basis in the note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in taxable income. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder, increased by any accrued OID or market discount the U.S. holder has included in income, and decreased by the amount of any payments, other than qualified stated interest payments, received under the note and amortizable bond premium taken with respect to such note. The gain or loss recognized by a U.S. holder on a disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Taxation of Non-U.S. Holders of Notes

Scope of Discussion. This general discussion of certain U.S. federal income tax consequences applies to you if you are a non-U.S. holder and you hold the notes as capital assets for U.S. federal income tax purposes.

Payments of Interest

Generally, payments of interest (including OID) on the notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and will not be subject to U.S. federal income or withholding tax provided such interest is not effectively connected with the conduct of a trade or business within the United States by such non-U.S. holder if:

•                  such non-U.S. holder does not actually or by attribution (including treating the notes owned by such holder as common stock on an as-converted basis) own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•                  such non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us, actually or by attribution, through stock ownership;

•                  such non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

•                  the certification requirements, as described below, are satisfied.

See “—Adjustment of Conversion Rate” below for certain withholding taxes that might be collected from payments in respect of the notes.

To satisfy the certification requirements referred to above, either (i) the beneficial owner of a note must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such owner is a non-U.S. person and must provide such owner’s name and address, and TIN, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business, referred to as a “Financial Institution,” and holds the note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. Such requirement will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN, under penalties of perjury, that it is a non-U.S. person and provides its name and address or any Financial Institution holding the note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). Special certification rules apply for notes held by foreign partnerships and other intermediaries.

If interest on the note is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed in the next sentence are met), will generally be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. holder. In order to claim an exemption from withholding tax, such a non-U.S. holder will be required to provide us with a properly executed IRS Form W-8ECI certifying, under penalties of perjury, that the holder is a non-U.S. person and the interest is effectively connected with the holder’s conduct of a U.S. trade or business and is includible in the holder’s gross income. In addition, if such non-U.S. holder engaged in a U.S. trade or business is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Interest on notes not effectively connected with a U.S. trade or business and not excluded from U.S. federal withholding tax under the “portfolio interest” exception described above generally will be subject to withholding at a 30% rate, except where a non-U.S. holder is entitled to the benefits of an applicable tax treaty to reduce or eliminate such withholding tax and demonstrates such eligibility to us and the IRS.

Conversion of Notes. Except with respect to a conversion of notes by a non-U.S. holder which would be subject to tax under FIRPTA as described in the next paragraph, for the rules regarding the recognition by a non-U.S. holder of gain or loss upon a conversion of the notes see the rules regarding the recognition of gain or loss applicable to a U.S. holder described above under the section entitled “—Taxation of U.S. Holders of Notes—Conversion of Notes” above and the discussion in this paragraph.  Any amount recognized by a non-U.S. holder upon conversion which, under such rules, is attributable to accrued but unpaid stated interest will be subject to tax in the manner described above under the section entitled “Payments of Interest.” To the extent a non-U.S. holder recognizes any gain as a result of the receipt of cash (including the receipt of cash in lieu of a fractional share of common stock upon conversion), such cash may give rise to gain that would be subject to the rules described below in the first two bullet points in the section below entitled “—Sale, Redemption or Exchange of the Notes,” with respect to the sale or exchange of a note.  See “—Sale, Redemption or Exchange of the Notes” below.

A non-U.S. holder that would be subject to tax (and withholding) under FIRPTA as described in the third bullet point in the section below entitled “—Sale, Redemption or Exchange of the Notes” upon a sale or exchange of notes generally will be subject to tax (and withholding) under FIRPTA upon a conversion of notes as if it had sold such notes, regardless of the amount of cash received by such holder in connection with the conversion.  Accordingly, upon a conversion of notes, we may withhold 10% from the consideration payable to such holder in connection with such conversion, including any consideration payable in the form of our shares.

Adjustment of Conversion Rate. The conversion rate of the notes is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to non-U.S. holders of the notes. See “—U.S. Holders—Adjustment of conversion rate” above. In such case, the deemed distribution would be subject to the rules described in the sections below regarding taxation and withholding of U.S. federal tax on dividends in respect of common stock. See the section below entitled “Taxation of Non-U.S. Shareholders—Distributions to Stockholders.” Any resulting withholding tax attributable to deemed dividends would be collected from interest payments made on the notes. In the case of a deemed distribution or additional interest payment, because such deemed distributions or interest will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution or payment against cash payments of interest or from cash or shares of our common stock otherwise deliverable to a holder upon a conversion of notes or a redemption or repurchase of a note. We in general intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of our current or accumulated earnings and profits.

Sale, Repurchase, Redemption or Exchange of the Notes. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition (including a repurchase or redemption) of a note unless:

•                  gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. holders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

•                  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains; or

•                  the notes constitute a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act, which is referred to as FIRPTA. The notes will not constitute a U.S. real property interest for purposes of FIRPTA if we are a domestically-controlled REIT. We will be a domestically-controlled qualified investment entity if at all times during a specified testing period, we qualify as a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. persons. We believe that currently we are a domestically-controlled REIT and, therefore that the sale of the notes would not be subject to taxation under FIRPTA. Because our common stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically-controlled REIT. Even if we do not qualify as a domestically-controlled REIT at the time a non-U.S. holder disposes of the notes, gain arising from such disposition still would not be subject to FIRPTA tax if any class of our interests is considered regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange, and either (1) if the notes are not regularly traded, on the date the notes were acquired by the non-U.S. holder, the non-U.S. holder did not own, actually or constructively, notes with a fair market value greater than the fair market value on that date of 5% of our outstanding common stock (or, possibly, of the regularly traded class of our stock with the lowest fair market value) or (2) if the notes are regularly traded, the non-U.S. holder did not own, actually or constructively, more than 5% of the total fair market value of the notes throughout the shorter of the period during which the non-U.S. holder held the notes being sold or the five-year period ending on the date of the sale or exchange. If gain on the sale or exchange of notes were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In that case, withholding tax would apply and any withholding tax withheld pursuant to the rules applicable to dispositions of a U.S. real property interest would be creditable against such non-U.S. holder’s U.S. federal income tax liability.

Taxation of U.S. Holders of Our Common Stock

General. As long as we qualify as a REIT, distributions made to taxable U.S. holders of our common stock out of current or accumulated earnings and profits that are not designated as capital gain dividends or qualified dividend income, will be taken into account by them as ordinary income. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits generally will be allocated first to distributions with respect to our preferred stock and then to the common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted basis of the stockholder’s stock. Rather, such distributions will reduce the adjusted basis of such stock. To the extent that distributions exceed the adjusted basis of a U.S. stockholder’s stock, the distributions will be taxable as capital gains, assuming the stock is a capital asset in the hands of the U.S. stockholder.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. stockholders as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on Internal Revenue Service Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. stockholders (a) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (b) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. stockholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

With respect to U.S. holders of our stock who are taxed at the rates applicable to individuals, we must classify portions of our designated capital gain dividend into the following categories:

•                  a 15% gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 15%; or

•                  an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 15% and 25% capital gain dividends by performing the computation required by the Code, as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. Designations made by the REIT will be effective only to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type.

Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.

Qualified Dividend Income. With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is generally equal to the sum of:

(a)           the qualified dividend income received by us during such taxable year from regular corporations (including our taxable REIT subsidiaries);

(b)           the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)           the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a regular corporation over the federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a regulated investment company) or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. A foreign C corporation (other than a “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion of our distributions will consist of qualified dividend income.

If we designate any portion of a dividend as a capital gain dividend or as qualified dividend income, the amount that will be taxable to the shareholder as capital gain or as qualified dividend income will be indicated to U.S. shareholders on the Internal Revenue Service Form 1099-DIV.

Other Tax Considerations. Distributions made by us and gain arising from the sale or exchange of common stock by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable gains will be taxed at ordinary income tax rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses will be carried over by us for potential offset against future income, subject to applicable limitations. For purposes of computing liability for the alternative minimum tax, certain of our alternative minimum tax adjustments will be treated as alternative minimum tax adjustments of our shareholders in the ratio that our distributions bear to our taxable income (determined without regard to the deductions for dividends paid). Amounts treated as alternative minimum tax adjustments of our shareholders are deemed to be derived by shareholders proportionately from each such alternative minimum tax adjustment of us and are taken into account by the shareholders in computing their alternative minimum taxable income for the taxable year to which dividends are attributable.

Sale of Our Common Stock.

Upon any taxable sale or other disposition of our common stock, a U.S. holder of our common stock will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between:

•                  the amount of cash and the fair market value of any property received on such disposition; and

•                  the U.S. holder’s adjusted basis in such stock for tax purposes.

Gain or loss will be capital gain or loss if the stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket. A U.S. holder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 15%. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Holders are advised to consult with their own tax advisors with respect to their capital gain tax liability.

In general, any loss upon a sale or exchange of our stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Taxation of Non-U.S. Holders of Our Common Stock

Distributions.

General. Distributions by us to a non-U.S. holder of our common stock that are not attributable to gain from sales or exchanges by us of “U.S. real property interests” and are not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-U.S. holder unless:

•                  a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN with us evidencing eligibility for that reduced rate is filed with us; or

•                  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. (See “Taxation of Non-U.S. Holders of Our Common Stock—Sale of Our Common Stock.”)

We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Capital Gain Dividends.

Although the matter is not free from doubt and any non-U.S. holder receiving such a distribution should consult with his or her tax advisor, distributions to a non-U.S. holder that are designated by us at the time of distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

•                  the investment in the our stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. holders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

•                  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Except as described in the next sentence, under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will be subject to U.S. federal income tax in the manner described above under “—General” (that is, such distributions shall be treated as dividends of ordinary income).

This treatment (as dividends of ordinary income) will not apply, however, to any such distribution received with respect to a class of stock that is not regularly traded on an established securities market located in the United States or is paid to a non-U.S. holder who owns, at any time during the one-year period ending on the date of the distribution, more than 5% of the class of stock with regard to which the distribution is paid. A non-U.S. holder receiving a distribution described in the previous sentence will be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. We will be required to withhold and remit to the Internal Revenue Service 35% (or 15% to the extent provided for in Treasury regulations) of any such distribution to non-U.S. holders that is either designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided for in Treasury regulations) of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability or refunded when the non-U.S. stockholder properly and timely files a tax return with the Internal Revenue Service.

Undistributed Capital Gains. Although the law is not entirely clear on the matter, it appears that amounts which we designate as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder and generally to receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax adviser regarding the taxation of such undistributed capital gain.

Sale of Our Common Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our common stock generally would not be subject to U.S. taxation unless:

•                  the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain;

•                  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•                  our common stock constitute a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are a domestically-controlled qualified investment entity. We will be a domestically-controlled qualified investment entity if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders.

We believe that, currently, we are a domestically controlled qualified investment entity and, therefore, that the sale of our common stock would not be subject to taxation under FIRPTA. Because our stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. holder sells our stock, gain arising from the sale still generally would not be subject to FIRPTA tax if:

•                  the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

•                  the selling non-U.S. holder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the shorter of the period during which the non-U.S. holder held such class or series of stock or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In that case, withholding tax would apply and any withholding tax withheld pursuant to the rules applicable to dispositions of a U.S. real property interest would be creditable against such non-U.S. holder’s U.S. federal income tax liability.

Taxation of Tax-Exempt Holders

Provided that a tax-exempt holder has not held its securities as “debt financed property” within the meaning of the Code, the dividend and interest income from us will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of a security will not constitute UBTI unless the tax-exempt holder has held its security as debt financed property within the meaning of the Code or has used the security in a trade or business. However, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, or a single parent title-holding corporation exempt under Section 501 (c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our securities will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax exempt holders are urged to consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 50 1(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension held REIT” if it meets the following two tests:

(1)                                  it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

(2)                                  either (a) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts. Based on the current estimated ownership of our common and preferred stock and as a result of certain limitations on transfer and ownership of common and preferred stock contained in our charter, we do not expect to be classified as a “pension held REIT.”

Backup Withholding Tax and Information Reporting

U.S. Holders. In general, information-reporting requirements will apply to payments of dividends and interest on payments of the proceeds of the sale of our securities discussed herein to some holders, unless an exception applies.

The payor is required to withhold tax on such payments at the rate of 28% if (a) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (b) the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect.

In addition, a payor of dividends or interest on our securities discussed herein will be required to withhold tax at a rate of 28% if (a) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code or (b) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some security holders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a security holder will be allowed as a credit against the holder’s U.S. federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

The payor will be required to furnish annually to the Internal Revenue Service and to holders of our securities information relating to the amount of dividends and interest paid on our securities, and that information reporting may also apply to payments of proceeds from the sale of our securities. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non- U.S. Holders. Generally, information reporting will apply to payments of dividends and interest on our securities, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of one of our securities discussed herein to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. holders, unless the non-U.S. holder satisfies the requirements necessary to be an exempt non-U.S. holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-U.S. holder of stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

Applicable Treasury regulations provide presumptions regarding the status of holders of our securities when payments to the holders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the holder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Sunset of Tax Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gains rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective holders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our securities discussed herein.

State and Local Taxes

We and the holders of our securities may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of the holders of our securities may not conform to the federal income tax treatment discussed above. Prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

Tax Shelter Reporting

If the holder recognizes a loss as a result of a transaction with respect to our securities of at least (i) for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the Internal Revenue Service on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of a REIT’s securities currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

SELLING SECURITYHOLDERS

We originally issued the notes to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNY Capital Markets Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc., the initial purchasers of the notes, in a private placement in September 2006. The notes were immediately resold by the initial purchasers to persons reasonably believed by the initial purchasers to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the notes and the common stock into which the notes are convertible in certain circumstances, pursuant to this prospectus. Our registration of the notes and the common stock issuable, in certain circumstances, upon conversion of the notes does not necessarily mean that the selling securityholders will sell all or any of the notes or the shares of common stock. Unless set forth below, none of the selling securityholders has had a position, office or any other material relationship with us, or any of our predecessors or affiliates, within the past three years.

The following table sets forth certain information concerning the principal amount of notes beneficially owned by each selling securityholder and the number of shares of common stock that may be offered from time to time by each selling securityholder under this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to November 1, 2006. The number of shares of common stock issuable upon conversion of the notes shown in the table below represents the maximum number of shares of common stock issuable upon conversion of the notes assuming conversion of the full amount of notes held by each holder at the initial conversion rate of 30.5506 shares of our common stock per $1,000 principal amounts of the notes. This conversion rate is subject to adjustments in certain circumstances. Because the selling securityholders may offer all or some portion of the notes or shares of our common stock issuable upon conversion of the notes, we have assumed for purposes of the table below that the named selling securityholders will sell all of the notes or convert all of the notes and sell all of the shares of our common stock issuable upon conversion of the notes offered pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. Because the selling securityholders may offer all or some portion of their notes or the underlying shares of our common stock from time to time, we cannot estimate the amount of notes or underlying shares of our common stock that will be held by the selling securityholders upon the termination of any particular offering.  See “Plan of Distribution” for further information.

To our knowledge, except as described below, the selling securityholders have sole voting and investment power with respect to all of the securities shown as beneficially owned by them.

Name†	Aggregate Principal Amount of Notes Beneficially Owned That May be Sold	Percentage of Notes Outstanding (1)	Number of Shares of Common Stock Issuable upon Conversion of the Notes That May be Sold (2)	Other Shares of our Common Stock Beneficially Owned Before the Offering and Assumed to be Owned Following the Offering	Percentage of Shares of Common Stock Beneficially Outstanding Following the Offering (3)
Arctos Partners Inc.†	$7,750,000	3.875%	236,767	—	—
Aristein International Limited	$8,392,000	4.196%	256,380	—	—
Aristein Partners LP	$1,108,000	—	33,850	—	—
Black Diamond Convertible Offshore LDC	$2,000,000	1.000%	61,101	—	—
Black Diamond Offshore Ltd.	$971,000	—	29,664	—	—
Citigroup Global Markets Inc.†	$3,500,000	1.175%	106,927	—	—
Continental Assurance Company†	$600,000	—	18,330	—	—
CQS Convertible and Quantitative Strategies Master Fund Limited	$21,500,000	10.750%	656,837	—	—
Double Black Diamond Offshore LDC	$6,029,000	3.015%	184,189	—	—
FFVA Mutual Insurance Company	$52,000	—	1,588	—	—
Georgia Municipal Employee Benefit System	$1,198,000	—	36,599	—	—
JMG Triton Offshore Fund, Ltd.	$20,350,000	10.175%	621,704	—	—
Magnetar Capital Master Fund Ltd.	$5,000,000	2.500%	152,753	—	—
Merced Partners Limited Partnership	$2,800,000	1.400%	85,541	—	—
Polygon Global Opportunities Master Fund	$5,000,000	2.500%	152,753	—	—
Satellite Convertible Arbitrage Master Fund LLC	$5,000,000	2.500%	152,753	—	—
Steelhead Pathfinder Fund LP	$400,000	—	12,220	—	—
Tamarack International Ltd	$1,200,000	—	36,660	—	—
Vicis Capital Master Fund	$1,000,000	—	30,550	—	—
All other holders of notes or future transferees of such holders(4)

†                  The selling securityholders identified with a crosshatch have identified that they are, or are affiliates of, registered broker-dealers. These selling securityholders have represented that they acquired their securities in the ordinary course of business and in the open market, and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. To the extent that we become aware that any such selling securityholders did not acquire its securities in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to registration statement of which this prospectus is a part to designate such person as an “underwriter” within the meaning of the Securities Act.

(1)          Unless otherwise noted, none of these selling securityholders beneficially owns 1% or more of the outstanding notes.

(2)          The number of shares shown in the table above assumes conversion of the full amount of notes, and represents the maximum number of shares of our common stock issuable upon conversion of all of the holder’s notes at the initial conversion rate of 30.5506 shares of common stock per $1,000 principal amount of the notes. This conversion rate is subject to adjustment as described under “Description of Notes — Conversion Rights.” As a result, the number of shares of our common stock issuable upon conversion of the notes may change in the future.  Under the terms of the indenture, fractional shares will not be issued upon conversion of the notes. Cash will be paid in lieu of a fractional share of common stock upon conversion of the notes.

(3)          Calculated based on Rule 13d-3 of the Exchange Act, using 103,286,001 shares of common stock outstanding as of October 27, 2006. In calculating these percentages for each holder of notes, we also treated as outstanding that number of shares of common stock issuable upon conversion of that holder’s notes. However, we did not assume the conversion of any other holder’s notes in calculating these percentages. Based on the 103,286,001 shares of common stock outstanding as of October 27, 2006, unless otherwise noted, none of these selling securityholders would beneficially own 1% or more of the outstanding shares of common stock following the sale of securities in the offering.

(4)          Assumes that any other holder of notes or any future transferee of any such holder does not beneficially own any shares of common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, which includes their pledgees, donees, partnership distributees and other transferees receiving the notes or shares of our common stock from the selling securityholders in non-sale transfers, may sell the notes and the underlying shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the underlying shares of our common stock may be sold in one or more transactions at:

•            fixed prices that may be changed;

•            prevailing market prices at the time of sale;

•            prices related to the prevailing market prices;

•            varying prices determined at the time of sale; or

•            negotiated prices.

These sales may be effected in a variety of transactions, which may involve cross or block transactions, including the following:

•                  on any national securities exchange or quotation service on which the notes or the shares of our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the shares of our common stock;

•                  in the over-the-counter-market;

•                  in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

•                  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•                  through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

•                  through the settlement of short sales; or

•                  through any combination of the foregoing, or by any legally available means.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying shares of our common stock and deliver these securities to close out short positions. In addition, the selling securityholders may sell the notes and the underlying shares of our common stock short and deliver the notes and underlying shares of our common stock to close out short positions or loan or pledge the notes or the underlying shares of our common stock to broker-dealers or other financial institutions that in turn may sell such securities. Selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the underlying shares of our common stock or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Selling securityholders may decide not to sell all or a portion of the notes and the underlying shares of our common stock offered by them pursuant to this prospectus or may decide not to sell notes or the underlying shares of our common stock under this prospectus. In addition, selling securityholders may sell or transfer their notes and shares of our common stock issuable upon conversion of the notes other than by means of this prospectus. In particular, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the notes or underlying shares of our common stock will be the purchase price of the notes or shares of our common stock less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of notes and shares of our common stock into which the notes are convertible may sell in some jurisdictions through registered or licensed broker dealers. In addition, under certain circumstances in some jurisdictions, the holders of notes and the shares of our common stock into which the notes are convertible may be required to register or qualify the securities for sale or comply with an available exemption from the registration and qualification requirements.

Our common stock is listed on the New York Stock Exchange under the symbol “NXL.” We do not intend to apply for listing of the notes on any securities exchange or for quotation through Nasdaq. The notes originally issued in the private placement are eligible for trading on The PORTALSM Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The PORTALSM Market. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the notes or the underlying shares of our common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the underlying shares of our common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

Any selling securityholder who is a “broker-dealer” may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, such selling securityholders are an underwriter in connection with the sale of the notes or the shares of our common stock issuable upon conversion of the notes covered by this prospectus. Such selling securityholders have informed us that they have purchased their notes in the open market and in the ordinary course of business, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by such securityholders.

The selling securityholders and any other persons participating in the distribution of the notes or underlying shares of our common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of our common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying shares of our common stock to engage in market making activities with respect to the particular notes and underlying shares of our common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying shares of our common stock and the ability to engage in market making activities with respect to the notes and the underlying shares of our common stock.

If required, the specific notes or shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and shares of our common stock into which the notes are convertible under applicable federal securities laws under specific circumstances and specific times. Under the registration rights agreement, the selling securityholders and we have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the shares of our common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incident to the registration of the notes and the shares of our common stock, except that the selling securityholders will pay all brokers’ commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions. See “Registration Rights” above.

LEGAL MATTERS

Hogan & Hartson L.L.P. will pass upon certain legal matters with respect to the notes and common stock issuable upon conversion of the notes, as well as certain federal income tax matters.

EXPERTS

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Current Report on Form 8-K dated September 12, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us connection with the issuance and registration of the securities being registered. All amounts except the SEC registration fee and the NYSE subsequent listing fee are estimated.

SEC Registration Fee	$21,400
Accounting Fees and Expenses	11,000
Legal Fees and Expenses	100,000
Printing Expenses	25,000
Miscellaneous	17,600
Total	$175,000

Item 15. Indemnification of Directors and Officers

Our charter and bylaws require us to indemnify our directors, officers and certain other persons to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other persons against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceedings and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

Item 16. Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 17. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 3, 2006.

NEW PLAN EXCEL REALTY TRUST, INC.
a Maryland Corporation

By:	/s/ Glenn J. Rufrano
Glenn J. Rufrano
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John B. Roche and Steven F. Siegel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Act and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Newman	Chairman of the Board of	October 30, 2006
William Newman	Directors

/s/ Glenn J. Rufrano	Chief Executive Officer and a	October 30, 2006
Glenn J. Rufrano	Director (principal executive
officer)

/s/ John B. Roche	Executive Vice President and	October 30, 2006
John B. Roche	Chief Financial Officer (principal
financial officer)

/s/ Steven Splain	Vice President and Chief	October 30, 2006
Steven Splain	Accounting Officer (principal
accounting officer)

/s/ Raymond H. Bottorf	Director	October 30, 2006
Raymond H. Bottorf

/s/ Irwin Engelman	Director	October 30, 2006
Irwin Engelman

/s/ Norman Gold	Director	October 30, 2006
Norman Gold

/s/ Matthew Goldstein	Director	October 30, 2006
Matthew Goldstein

/s/ Nina Matis	Director	October 30, 2006
Nina Matis

/s/ H. Carl McCall	Director	October 30, 2006
H. Carl McCall

/s/ Melvin D. Newman	Director	October 30, 2006
Melvin D. Newman

/s/ George Puskar	Director	October 30, 2006
George Puskar

/s/ Gregory A. White	Director	October 30, 2006
Gregory A. White

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Articles of Amendment and Restatement of the Charter of the Company, filed as Exhibit 3.01 Amendment No. 1 to the Company’s Registration Statement on Form S-3, File No. 33-59195.

3.2*	Articles of Amendment of Articles of Amendment and Restatement of the Charter of the Company, filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-3, File No. 333-65211.

3.3*

Restated Bylaws of the Company, effective as of February 23, 2004 (incorporating all amendments thereto through February 23, 2004), filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

4.1*

Senior Securities Indenture, dated as of January 30, 2004, by and between the Company and U.S. Bank Trust National Association, as Trustee filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 5, 2004.

4.2*

First Supplemental Indenture, dated as of September 19, 2006, by and between the Company and U.S. Bank Trust National Associationfiled as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 19, 2006.

4.3*	Form of Global Note for 3.70% Convertible Senior Notes due 2026, filed as Exhibit A of Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 19, 2006.

4.4*

Registration Rights Agreement, dated as of September 19, 2006, among the Company and the Initial Purchasers named in Schedule A to the Purchase Agreement, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are acting as representatives, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated September 19, 2006.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters.

12.1*

Statement Regarding Computation of Ratios of Earnings to Fixed Charges for Each Year in the Five Year Period Ended December 31, 2005, filed as Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

12.2*

Statement Regarding Computation of Ratios of Earnings to Fixed Charges for the Six Months Ended June 30, 2006, filed as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)

24.1	Power of Attorney (included on the Signature Page of this Registration Statement)

25.1	Statement of Eligibility of Trustee on Form T-1

* Incorporated herein by reference as above indicated.